As filed with the Securities and Exchange Commission on January 2, 1998

                                                               File No. 811-8858



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM N-1A

                          REGISTRATION STATEMENT UNDER
                       THE INVESTMENT COMPANY ACT OF 1940

                                Amendment No. 12


                              CORE TRUST (DELAWARE)
             (Exact Name of Registrant as Specified in its Charter)


                   Two Portland Square, Portland, Maine 04101
                     (Address of Principal Executive Office)


        Registrant's Telephone Number, including Area Code: 207-879-1900


                            David I. Goldstein, Esq.
                         Forum Financial Services, Inc.
                               Two Portland Square
                              Portland, Maine 04101
                     (Name and Address of Agent for Service)


                                   Copies to:

                              Robert J. Zutz, Esq.
                           Kirkpatrick & Lockhart, LLP
                     1800 Massachusetts Ave., N.W. 2nd Floor
                           Washington, D.C. 20036-1800

                                EXPLANATORY NOTE


This Registration Statement is being filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Beneficial interests in the series of Registrant are not being registered under the Securities Act of 1933, as amended, because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of that act. Investments in Registrant's series may only be made by certain institutional investors, whether organized within or without the United States. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of Registrant.

                                     PART A
                              CORE TRUST (DELAWARE)


Prime Money Market Portfolio, Money Market Portfolio, Positive Return Bond Portfolio, Stable Income Portfolio, Managed Fixed Income Portfolio, Total Return Bond Portfolio, Strategic Value Bond Portfolio, Index Portfolio, Income Equity Portfolio, Large Company Growth Portfolio, Disciplined Growth Portfolio, Small Cap Index Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Small Cap Value Portfolio and International Portfolio

Treasury Portfolio and Municipal Cash Portfolio

No changes are  effected by this  Amendment  No. 12 to the Part A regarding  the
above  listed  Portfolios   included  in  previous  amendments  to  Registrant's
Registration Statement.

                                     PART B
                              CORE TRUST (DELAWARE)


Prime Money Market Portfolio, Money Market Portfolio, Positive Return Bond Portfolio, Stable Income Portfolio, Managed Fixed Income Portfolio, Total Return Bond Portfolio, Strategic Value Bond Portfolio, Index Portfolio, Income Equity Portfolio, Large Company Growth Portfolio, Disciplined Growth Portfolio, Small Cap Index Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Small Cap Value Portfolio and International Portfolio

Treasury Portfolio and Municipal Cash Portfolio

No changes are  effected by this  Amendment  No. 12 to the Part B regarding  the
above  listed  Portfolios   included  in  previous  amendments  to  Registrant's
Registration Statement.

                          PRIVATE PLACEMENT MEMORANDUM

                             TREASURY CASH PORTFOLIO
                            GOVERNMENT CASH PORTFOLIO
                                 CASH PORTFOLIO

                                 January 1, 1998


This Private Placement Memorandum ("Memorandum") relates to beneficial interests in each of Treasury Cash Portfolio, Government Cash Portfolio and Cash Portfolio (each a "Portfolio"), separate diversified portfolios of Core Trust (Delaware) (the "Trust"), a registered, open-end, management investment Company.

Investments in the Portfolios may only be made by certain institutional investors, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). An investor in the Portfolio must also be an "accredited investor," as that term is defined under Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.

This Private Placement Memorandum does not constitute an offer to sell, or the solicitation of an offer to buy, beneficial interests in a Portfolio. An investor may subscribe for a beneficial interest in a Portfolio by contacting Forum Financial Services, Inc., the Trust's placement agent (the "Placement Agent"), at Two Portland Square, Portland, Maine 04101, (207) 879-1900, for a complete subscription package, including a subscription agreement. The Trust and the placement agent reserve the right to refuse to accept any subscription for any reason. The Trust has filed with the Securities and Exchange Commission a second half (Part B) to this Memorandum which contains more detailed information about the Trust and the Portfolios. The Part B, which is incorporated into this Memorandum by reference, also is available from the placement agent.

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                                TABLE OF CONTENTS
                                                                       PAGE

         Financial Information..........................................2
         General Description of the Trust and the Portfolios............2
                  Investment Objectives.................................2
                  Investment Policies...................................2
                  Other Investment Policies and Limitations.............4
         Management.....................................................5
                  Trustees and Officers.................................5
                  Advisory and Administrative Services..................5
         Capital Stock and Other Securities.............................6
         Purchase of Securities.........................................7
         Redemptions or Repurchases.....................................7
         Pending Legal Proceedings......................................8
--------------------------------------------------------------------------------

THE SECURITIES OF THE TRUST DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER (1) THE TERMS OF THE TRUST INSTRUMENT OF THE TRUST AND (2) THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

                          PRIVATE PLACEMENT MEMORANDUM

                             TREASURY CASH PORTFOLIO
                            GOVERNMENT CASH PORTFOLIO
                                 CASH PORTFOLIO


FINANCIAL INFORMATION

The financial statements of each Portfolio for the year ended August 31, 1997 and delivered along with this Memorandum are incorporated herein by reference.

GENERAL DESCRIPTION OF THE TRUST AND THE PORTFOLIOS

Core Trust (Delaware) (the "Trust") is a no-load, open-end management investment company which was organized as a business trust under the laws of the State of Delaware pursuant to a Trust Instrument dated September 1, 1994, as amended and restated November 1, 1994.

Beneficial interests in the Trust are divided into 22 separate diversified subtrusts or "series," each having a distinct investment objective and distinct investment policies. Treasury Cash Portfolio, Government Cash Portfolio and Cash Portfolio, are three of the subtrusts. The assets of each portfolio of the Trust belong only to that portfolio, and the assets belonging to a portfolio of the Trust shall be charged with the liabilities of that portfolio and all expenses, costs, charges and reserves attributable to that portfolio. The Trust is empowered to establish, without interestholder approval, additional portfolios which may have different investment objectives and policies.

Beneficial interests in the Portfolios are offered solely in private placement transactions which do not involve any "public offering" within the meaning of
Section  4(2) of the  Securities  Act of 1933,  as  amended  (the  "1933  Act").
Investments in each Portfolio may only be made by certain institutional investors, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

Forum Investment Advisors, LLC (the "Adviser"), serves as the investment adviser of each Portfolio. Forum Administrative Services, LLC ("Forum") serves as the administrator of each Portfolio. Forum Financial Services, Inc. ("FFSI") serves as the placement agent of each Portfolio. Forum Accounting Services, LLC, ("Forum Accounting") serves as the interestholder recordkeeper and fund accountant of each Portfolio.

INVESTMENT OBJECTIVES

The investment objective of each Portfolio is to provide high current income to the extent consistent with the preservation of capital and the maintenance of liquidity.

The investment objective of each Portfolio is fundamental and may not be changed without interestholder approval. There can be no assurance that any Portfolio will achieve its investment objective.

INVESTMENT POLICIES

The Portfolios invest only in high quality, U.S. dollar-denominated, short-term money market instruments that are determined by the Adviser, pursuant to procedures adopted by the Trust's Board of Trustees (the "Board"), to be eligible for purchase and to present minimal credit risks. High quality instruments include those that (i) are rated (or, if unrated, are issued by an issuer with comparable outstanding short-term debt that is rated) in one of the two highest rating categories by two nationally recognized statistical rating organizations ("NRSROs") or, if only one NRSRO has issued a rating, by that NRSRO or (ii) are otherwise unrated and determined by the Adviser to be of comparable quality. A description of the rating categories of certain NRSROs, such as Standard & Poor's Corporation and Moody's Investors Service, Inc., is contained in Part B.

Each Portfolio invests only in instruments that have a remaining maturity of 397 days or less (as calculated under Rule 2a-7 under the Investment Company Act of 1940 (the "1940 Act")) and maintains a dollar-weighted average portfolio maturity of 90 days or less. Except to the limited extent permitted by Rule 2a-7 and except for U.S. Government Securities, each Portfolio will not invest more than 5% of its total assets in the securities of any one issuer. To ensure adequate liquidity, each Portfolio may not invest more than 10% of its net assets in illiquid securities, including repurchase agreements not entitling the Portfolio to payment of principal within seven days. As used herein, "U.S. Government Securities" means obligations issued or guaranteed as to principal and interest by the United States Government, its agencies or instrumentalities.

Although each Portfolio only invests in high quality money market instruments, an investment in a Portfolio is subject to risk even if all securities in the Portfolio's portfolio are paid in full at maturity. All money market instruments, including U.S. Government Securities, can change in value when there is a change in interest rates, the issuer's actual or perceived creditworthiness or the issuer's ability to meet its obligations.

Additional investment techniques, features and restrictions concerning the Portfolios' investment programs are described in Part B.

TREASURY  CASH  PORTFOLIO.   Treasury  Cash  Portfolio  seeks  to  maintain  its
investment objective by investing substantially all of its assets in Treasury Securities and in repurchase agreements backed by Treasury Securities.

GOVERNMENT CASH PORTFOLIO. Government Cash Portfolio seeks to attain its investment objective by investing substantially all of its assets in U.S. Government Securities and in repurchase agreements backed by U.S. Government Securities. The U.S. Government Securities in which the Portfolio may invest include Treasury Securities and securities supported primarily or solely by the creditworthiness of the issuer, such as securities of the Federal National Mortgage Association. There is no guarantee that the U.S. Government will support securities not backed by its full faith and credit. Accordingly, although these securities have historically involved little risk of loss of principal if held to maturity, they may involve more risk than securities backed by the U.S. Government's full faith and credit.

CASH PORTFOLIO. Cash Portfolio seeks to attain its investment objective by investing in a broad spectrum of money market instruments. The Portfolio may invest in (i) obligations of domestic financial institutions, (ii) U.S. Government Securities. See " General Description of Registrant - Investment Policies - Government Cash Portfolio."

Financial institution obligations include negotiable certificates of deposit, bank notes, bankers' acceptances and time deposits of banks (including savings banks and savings associations) and their foreign branches. The Portfolio limits its investments in bank obligations to banks which at the time of investment have total assets in excess of one billion dollars. Certificates of deposit represent an institution's obligation to repay funds deposited with it that earn a specified interest rate over a given period. Bank notes are debt obligations of a bank. Bankers' acceptances are negotiable obligations of a bank to pay a draft which has been drawn by a customer and are usually backed by goods in international trade. Time deposits are non-negotiable deposits with a banking institution that earn a specified interest rate over a given period. Certificates of deposit and fixed time deposits, which are payable at the stated maturity date and bear a fixed rate of interest, generally may be withdrawn on demand by the Portfolio but may be subject to early withdrawal penalties which could reduce the Portfolio's yield.

Corporate debt obligations include commercial paper (short-term promissory notes) issued by companies to finance their, or their affiliates', current obligations. The Portfolio may also invest in commercial paper or other corporate securities issued in "private placements" without registration under the Securities Act of 1933. These "restricted securities" are restricted as to disposition under the Federal securities laws in that any sale of these securities may not be made absent registration under the Securities Act of 1933 or an appropriate exemption therefrom.

OTHER INVESTMENT POLICIES AND LIMITATIONS

All investment policies and limitations of a Portfolio that are designated as fundamental, and each Portfolio's investment objective, may not be changed without approval of the holders of a majority of the outstanding voting interests (defined in the same manner as the phrase "vote of a majority of the outstanding voting securities is defined in the 1940 Act) of the Portfolio. All other investment policies and limitations of the Portfolios are not fundamental and may be changed by the Board without interestholder approval. Except as otherwise indicated herein or in Part B, investment policies of a Portfolio may be changed by the Board without shareholder approval.

Each Portfolio may borrow money for temporary or emergency purposes (including the meeting of redemption requests), but not in excess of 33 1/3% of the value of the Portfolio's total assets. Borrowing for purposes other than meeting redemption requests will not exceed 5% of the value of the Portfolio's total assets. Each Portfolio is permitted to hold cash in any amount pending investment in securities and may invest in other investment companies that intend to comply with Rule 2a-7 and have substantially similar investment objectives and policies. A further description of the Portfolios' investment policies is contained in Part B.

REPURCHASE AGREEMENTS. Each Portfolio may seek additional income or liquidity by entering into repurchase agreements. Repurchase agreements are transactions in which a Portfolio purchases a security and simultaneously commits to resell that security to the seller at an agreed-upon price on an agreed-upon future date, normally one to seven days later. The resale price reflects a market rate of interest that is not related to the coupon rate or maturity of the purchased security. The Portfolios' custodian holds the underlying collateral, which is maintained at not less than 100% of the repurchase price. Repurchase agreements involve certain risks not associated with direct investment in securities. The Portfolios, however, intend to enter into repurchase agreements only with sellers which the Adviser believes present minimal credit risks in accordance with guidelines established by the Board. In the event that a seller defaulted on its repurchase obligation, however, a Portfolio might suffer a loss.

LIQUIDITY. To ensure adequate liquidity, each Portfolio may not invest more than 10% of its net assets in illiquid securities, including repurchase agreements not entitling the Portfolio to payment of principal within seven days. There may not be an active secondary market for securities held by a Portfolio. The value of securities that have a limited market tend to fluctuate more than those that have an active market. For this reason, a Portfolio could suffer a loss with respect to an instrument. The Adviser monitors the liquidity of the Portfolios' investments, but there can be no guarantee that an active secondary market will exist.

WHEN-ISSUED SECURITIES. In order to assure itself of being able to obtain securities at prices which the Adviser believes might not be available at a future time, each Portfolio may purchase securities on a when-issued or delayed delivery basis. Securities so purchased are subject to market price fluctuation and no interest on the securities accrues to a Portfolio until delivery and payment take place. Accordingly, the value of the securities on the delivery date may be more or less than the purchase price. Commitments for when-issued or delayed delivery transactions will be entered into only when a Portfolio has the intention of actually acquiring the securities. Failure by the other party to deliver a security purchased by a Portfolio may result in a loss or missed opportunity to make an alternative investment.

VARIABLE AND FLOATING RATE SECURITIES. The securities in which the Portfolios invest may have variable or floating rates of interest. These securities pay interest at rates that are adjusted periodically according to a specified formula, usually with reference to some interest rate index or market interest rate. The interest paid on these securities is a function primarily of the index or market rate upon which the interest rate adjustments are based. Securities with ultimate maturities of greater than 397 days may be purchased only in accordance with the provisions to Rule 2a-7. Under that Rule, only those long-term instruments that have demand features that comply with certain requirements and certain long-term U.S. Government Securities may be purchased. Similar to fixed rate debt instruments, variable and floating rate instruments are subject to changes in value based on changes in market interest rates or changes in the issuer's creditworthiness.

No Portfolio may purchase a variable or floating rate security whose interest rate is adjusted based on a long-term interest rate or index, on more than one interest rate or index, or on an interest rate or index that materially lags short-term market rates (these prohibited securities are often referred to as "derivative" securities). All variable and floating rate securities purchased by a Portfolio will have an interest rate that is adjusted based on a single short-term rate or index, such as the Prime Rate.

FINANCIAL INSTITUTION GUIDELINES. Treasury Cash Portfolio and Government Cash Portfolio invest only in instruments which, if held directly by a bank or bank holding company organized under the laws of the United States or any state thereof, would be assigned to a risk-weight category of no more than 20% under the current risk based capital guidelines adopted by the Federal bank regulators. In addition, these Portfolios limit their investments to those permissible for Federally chartered credit unions under applicable provisions of the Federal Credit Union Act and the applicable rules and regulations of the National Credit Union Administration. Government Cash Portfolio limits its investments to investments that are legally permissible for Federally chartered savings associations without limit as to percentage and to investments that permit Fund shares to qualify as liquid assets and as short-term liquid assets.

MANAGEMENT

TRUSTEES AND OFFICERS

The business of the Trust is managed under the direction of the Board of Trustees. Forum provides persons satisfactory to the Board to serve as officers of the Trust. Part B contains general background information about each Trustee and officer of the Trust.

ADVISORY AND ADMINISTRATIVE SERVICES

INVESTMENT ADVISER. The Adviser serves as investment adviser of each Portfolio pursuant to investment advisory agreements between the Adviser and the Trust. Subject to the general supervision of the Board, the Adviser makes investment decisions for the Portfolios and monitors the Portfolios' investments. The Adviser is required to furnish at its expense all services, facilities and personnel necessary in connection with managing the Portfolios' investments and effecting portfolio transactions for the Portfolios.

In addition to the Portfolios, the Adviser currently provides investment advisory services to eight other mutual funds, including two money market funds. Under supervision of the Adviser, Mr. Anthony R. Fischer, Jr. acts as each Portfolio's portfolio manager pursuant to a consulting agreement with the Adviser.

For its services, the Adviser receives from each Portfolio an advisory fee based upon the total average daily net assets of the Portfolios ("Total Portfolio Assets") that is calculated on a cumulative basis as follows: 0.06% of the first $200 million of Total Portfolio Assets, 0.04% of the next $300 million of Total Portfolio Assets, and 0.03% of the remaining Total Portfolio Assets.

ADMINISTRATION. Pursuant to an administrative agreement with the Trust, Forum supervises the overall management of the Trust, including overseeing the Trust's receipt of services, advising the Trust and the Trustees on matters concerning the Trust and its affairs, and providing the Trust with general office facilities and certain persons to serve as officers. For these services and facilities, Forum receives a fee at an annual rate of 0.05% of the average daily net assets of each Portfolio. Forum may, from time to time, from its own resources pay a fee to broker-dealers or other persons for distribution or other services related to the Portfolios.

Forum Accounting is the Trust's interestholder recordkeeper and fund accountant. Forum Accounting is responsible for maintaining the accounts of interestholders and calculating the Portfolios' net asset values and income, gain and other allocations to interestholders. For these services, Forum Accounting receives a fee with respect to each Portfolio of the lesser of 0.05% of the average daily net assets of the Portfolio or $48,000 plus, for each interestholder in a Portfolio above one (excluding Forum and its affiliates), $6,000 per year. In addition, Forum Accounting may receive increased fees from a Portfolio depending on the number and type of securities held by the Portfolio.

THE FORUM FINANCIAL GROUP OF COMPANIES. As of January 1, 1998 Forum acted as administrator and distributor of registered investment companies with assets of approximately $30 billion. The Adviser, Forum and Forum Accounting are indirect subsidiaries of Forum Financial Group, LLC. Their principal business address is Two Portland Square, Portland, Maine 04101. As of January 1, 1998 Forum Financial Group, LLC was controlled by John Y. Keffer, an officer and Trustee of the Trust.

CUSTODIAN. Imperial Trust Company serves as the custodian for each Portfolio and may appoint certain subcustodians to custody the Portfolios' securities and other assets. Imperial Trust Company is compensated at an annual rate of 0.025% of the average daily net assets of each Portfolio.

EXPENSES. Each Portfolio is obligated to pay for all of its expenses. These expenses include: governmental fees; interest charges; taxes; brokerage fees and commissions; insurance premiums; investment advisory, custodial, administrative and accounting fees; compensation of the Trust's Trustees, costs of membership in trade associations; and fee and expenses of independent auditors and legal counsel to the Trust. Each Portfolio's expenses comprise Trust expenses attributable to the Portfolio, which are allocated to the Portfolio, and expenses not attributable to any portfolio, which are allocated among all portfolios in proportion to their average net assets or as otherwise determined by the Trust's management.

All fees of the Adviser, Forum, Forum Accounting and the custodian are accrued daily and paid monthly. Each service provider may each elect to waive (or continue to waive) all or a portion of its fees and may reimburse a Portfolio for certain expenses. Any such waivers or reimbursements will have the effect of increasing the Portfolio's performance for the period during which the waiver or reimbursement is in effect. No fee waivers may be recouped at a later date.

CAPITAL STOCK AND OTHER SECURITIES

The Trust was organized as a business trust under the laws of the State of Delaware. Under the Trust Instrument, the Trustees are authorized to issue beneficial interests in separate subtrusts or "series" of the Trust. The Trust currently has 22 series; the Trust reserves the right to create and issue additional series.

Each interestholder in a Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to a vote in proportion to the amount of its investment in the Portfolio or in the Trust as a whole. Investments in a Portfolio may not be transferred, but an interestholder may withdraw all or any portion of its investment at any time at net asset value ("NAV").

Investments in a Portfolio have no preemptive or conversion rights and are fully paid and non assessable, except as set forth below. The Trust is not required and has no current intention to hold annual meetings of interestholders, but the Trust will hold special meetings of interestholders when in the Trustees' judgment it is necessary or desirable to submit matters to an interestholder vote. Generally, beneficial interests will be voted in the aggregate without reference to a particular Portfolio, except if the matter affects only one Portfolio or if Portfolio voting is required, in which case interests will be voted separately by Portfolio. Interestholders have certain rights to remove one or more Trustees without a meeting by a declaration in writing. Upon liquidation of a Portfolio, interestholders will be entitled to share pro rata in the Portfolio's net assets available for distribution to investors.

A Portfolio's net income consists of (1) all dividends, accrued interest (including original issue and market discount), net realized gains on the Portfolio's assets and other income, less (2) all expenses, amortization of premium, and net realized losses on the Portfolio's assets, all as determined in accordance with generally accepted accounting principles. All of a Portfolio's net income is allocated pro rata among the interestholders in the Portfolio. Each Portfolio's net income generally is distributed to the interestholders in the Portfolio on a daily basis.

Under the method of the Portfolios' operations, the Portfolio's will not be subject to any Federal income tax. Each interestholder in a Portfolio, however, will be taxable on its proportionate share (as determined in accordance with the Trust's Trust Instrument, the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder) of the Portfolio's ordinary income and capital gain. It is intended that each Portfolio will be managed in such a way that an interestholder in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the interestholder invested all of its assets in the Portfolio.

Investor inquiries may be directed to FFSI, the placement agent of the Trust

PURCHASE OF SECURITIES

Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. See " General Description of Registrant." All investments in the Portfolios are made without a sales load, at the NAV next determined after an order is received by the Portfolio.

The NAV of each Portfolio is determined as of 4:00 p.m., Eastern time ("Valuation Time"), on all weekdays, except Federal holidays and other days that the Federal reserve bank of San Francisco is closed ("Business Day").

Each investor in a Portfolio may add to or reduce its investment in a Portfolio. At the Valuation Time on each Business Day, the value of each investor's beneficial interest in a Portfolio will be determined by multiplying the Portfolio's NAV by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions to or withdrawals of those interests which are to be effected on that day will then be effected. Each investor's share of the aggregate beneficial interests in the Portfolio then will be recomputed using the percentage equal to the fraction (1) the numerator of which is the value of the investor's investment in the Portfolio as of the Valuation Time on that day plus or minus, as the case may be, the amount of any additions to or withdrawals from such investment effected on that day and (2) the denominator of which is the Portfolio's aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors. The percentages so determined then will be applied to determine the value of each investor's respective interest in the Portfolio as of the Valuation Time on the following Business Day.

In order to more easily maintain a stable net asset value per share, each Portfolio's portfolio securities are valued at their amortized cost (acquisition cost adjusted for amortization of premium or accretion of discount) in accordance with Rule 2a-7. The Portfolios will only value their portfolio securities using this method if the Board believes that it fairly reflects the market-based net asset value per share. The Portfolios' other assets, if any, are valued at fair value by or under the direction of the Board.

There is no minimum initial or subsequent investment in a Portfolio. Because each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the return on its assets, investments must be made in Federal funds (i.e., monies credited to the account of the Portfolios' custodian by a Federal Reserve Bank).

The Trust reserves the right to cease accepting investments in a Portfolio at any time or to reject any investment order.

The exclusive placement agent for the Trust is FFSI. FFSI receives no compensation for serving as the exclusive placement agent for the Trust.

REDEMPTIONS OR REPURCHASES

An interestholder in a Portfolio may withdraw all or any portion of its investment in the Portfolio at the NAV next determined after a withdrawal request in proper form is furnished by the investor to the Trust. The proceeds of a withdrawal will be paid by a Portfolio in Federal funds normally on the Business Day after the withdrawal is effected, but in any event within seven days. Investments in a Portfolio may not be transferred. The right of redemption may not be suspended nor the payment dates postponed for more than seven days except when the New York Stock Exchange is closed (or when trading thereon is restricted) for any reason other than its customary weekend or holiday closings or under any emergency or other circumstances as determined by the Securities and Exchange Commission.

Redemptions from a Portfolio may be made wholly or partially in portfolio securities if the Board determines that payment in cash would be detrimental to the best interests of the Portfolio. The Trust has filed an election with the Commission pursuant to which each Portfolio will only consider effecting a redemption in portfolio securities if the particular holder of beneficial interest is redeeming more than $250,000 or 1% of the Portfolio's NAV, whichever is less, during any 90-day period.

PENDING LEGAL PROCEEDINGS

As of January 1, 1998, there were no materials pending legal proceedings to which the Trust or the Adviser was a party.

                          PRIVATE PLACEMENT MEMORANDUM
                                    (PART B)

                             TREASURY CASH PORTFOLIO
                            GOVERNMENT CASH PORTFOLIO
                                 CASH PORTFOLIO

                                 January 1, 1998


This Part B to the Private Placement Memorandum ("Memorandum") relates to beneficial interests in the Treasury Cash Portfolio, Government Cash Portfolio and Cash Portfolio (each a "Portfolio"), separate diversified portfolios of Core Trust (Delaware) (the "Trust"), a registered, open-end, management investment company.

Investments in the Portfolios may only be made by certain institutional investors, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). An investor in the Portfolio must also be an "accredited investor," as that term is defined under Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.

This Part B does not constitute an offer to sell, or the solicitation of an offer to buy, beneficial interests in a Portfolio. An investor may subscribe for a beneficial interest in a Portfolio by contacting Forum Financial Services, Inc., the Trust's placement agent, at Two Portland Square, Portland, Maine 04101, (207) 879-1900, for a complete subscription package, including a subscription agreement. The Trust and the placement agent reserve the right to refuse to accept any subscription for any reason.

--------------------------------------------------------------------------------
                                TABLE OF CONTENTS
                                                                        PAGE

         General Information and History............................        2
         Investment Objectives and Policies.........................        2
         Management of the Trust....................................       10
         Control Persons and Principal Holders of Securities........       12
         Investment Advisory and Other Services.....................       12
         Brokerage Allocation and Other Practices...................       14
         Capital Stock and Other Securities.........................       15
         Purchase, Redemption and Pricing of Securities.............       16
         Tax Status.................................................       16
         Placement Agent............................................       17
         Calculations of Performance Data...........................       17
         Financial Statements.......................................       18
         Appendix A -- Miscellaneous Tables.........................       19

--------------------------------------------------------------------------------

THE SECURITIES OF THE TRUST DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER (1) THE TERMS OF THE TRUST INSTRUMENT OF THE TRUST AND (2) THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

                          PRIVATE PLACEMENT MEMORANDUM
                                    (PART B)

                             TREASURY CASH PORTFOLIO
                            GOVERNMENT CASH PORTFOLIO
                                 CASH PORTFOLIO


GENERAL INFORMATION AND HISTORY

Each Portfolio commenced operations September 1, 1995 upon the contribution of all of the assets of the series of another investment company. Those series became the first interestholders in the Portfolio to which they contributed their assets. Accordingly, for performance and certain other purposes the Portfolios may utilize the history of those investment companies.

INVESTMENT OBJECTIVES AND POLICIES

Part A of the Memorandum contains information about the investment objectives, policies and restrictions of each Portfolio. The following discussion is intended to supplement the disclosure in Part A concerning the Portfolios' investments, investment techniques and strategies and the risks associated therewith. No Portfolio may make any investment or employ any investment technique or strategy not referenced in Part A as it relates to that Portfolio. This Part B should be read only in conjunction with Part A.

                                   DEFINITIONS

As used in Part B, the following terms shall have the meanings listed:

"Adviser" shall mean Forum Investment Advisors, LLC

"Board" shall mean the Board of Trustees of Core Trust.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Core Trust" shall mean the Core Trust (Delaware).

"FFSI" shall mean Forum Financial Services, Inc., the Portfolios' placement agent.

"Forum Accounting" shall mean Forum Accounting Services, LLC, the Portfolios' interestholder recordkeeper and fund accountant.

"Forum"  shall  mean  Forum  Administrative   Services,   LLC,  the  Portfolios'
administrator.

"NRSRO" shall mean a nationally recognized statistical rating organization.

"Portfolio" shall mean each of Treasury Cash Portfolio, Government Cash Portfolio and Cash Portfolio.

"SEC" shall mean the U.S. Securities and Exchange Commission.

"Treasury Securities" shall have the meaning ascribed thereto in Part A of the Memorandum.

"U.S. Government Securities" shall have the meaning ascribed thereto in Part A of the Memorandum.

"1940 Act" shall mean the Investment Company Act of 1940, as amended.

                               INVESTMENT POLICIES

FEDERAL HOME LOAN MORTGAGE CORPORATION SECURITIES. The Portfolios currently are prohibited from purchasing any security issued by the Federal Home Loan Mortgage Corporation. This does not prohibit the Portfolios from entering into repurchase agreements collateralized with securities issued by the Federal Home Loan Mortgage Corporation.

RATINGS AS INVESTMENT CRITERIA. Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Corporation ("S&P") and other NRSROs are private services that provide ratings of the credit quality of debt obligations. The Portfolios use these ratings in determining whether to purchase, sell or hold a security. It should be emphasized, however, that ratings are general and are not absolute standards of quality. Consequently, securities with the same maturity, interest rate and rating may have different market prices. Subsequent to its purchase by a Portfolio, an issue of securities may cease to be rated or its rating may be reduced. The Adviser, and in certain cases the Board, will consider such an event in determining whether the Portfolio should continue to hold the obligation. Credit ratings attempt to evaluate the safety of principal and interest payments and do not evaluate the risks of fluctuations in market value. Also, rating agencies may fail to make timely changes in credit ratings in response to developments and events, so that an issuer's current financial condition may be better or worse than the rating indicates.

          CORPORATE BONDS - MOODY'S INVESTORS SERVICE, INC. ("MOODY'S"). Bonds which are rated Aaa are judged by Moody's to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

          Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

          CORPORATE BONDS - STANDARD & POOR'S CORPORATION ("S&P"). Bonds rated AAA have the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong. Bonds rated AA have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in small degree.

          CORPORATE BONDS - FITCH INVESTORS SERVICE, INC. ("FITCH"). AAA Bonds are considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

         A Bonds are considered to be investment grade of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

         Plus and minus signs are used with a rating symbol to indicate the relative level of credit quality within the rating category. Plus and minus signs, however, are not used in the AAA category.

         COMMERCIAL PAPER - MOODY'S INVESTORS SERVICE, INC. Moody's two highest ratings for short-term debt, including commercial paper, are Prime-1 and Prime-2; both are judged investment grade, to indicate the relative repayment ability of rated issuers.

         Issuers (or supporting institutions) rated Prime-1 have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics:

         -  Leading market positions in well-established industries.
         -  High rates of return on funds employed.
         - Conservative capitalization structure with moderate reliance on debt and ample asset protection. - Broad margins in earnings, coverage of fixed financial charges and high internal cash generation. - Well-established access to a range of financial markets and assured sources of alternate liquidity.

         Issuers rated Prime-2 by Moody's have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics of issuers rated Prime-1 but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

         COMMERCIAL PAPER - STANDARD & POOR'S CORPORATION. S&P's two highest commercial paper ratings are A and B. Issues in this category are delineated with the numbers 1, 2 and 3 to indicate the relative degree of safety. An A-1 designation indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus (+) sign designation. The capacity for timely payment on issues with an A-2 designation is satisfactory. However, the relative degree of safety is not as high as for issues designated A-1. A-3 issues have an adequate capacity for timely payment. They are, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations. Issues rated B are regarded as having only a speculative capacity for timely payment.

         COMMERCIAL PAPER - FITCH INVESTORS SERVICE, INC. Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of generally up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

          F-1+. Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

          F-1. Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

          F-2.  Good  Credit  Quality.   Issues  assigned  this  rating  have  a
          satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned F-1+ or F-1 ratings.

SMALL BUSINESS ADMINISTRATION SECURITIES. Each Portfolio may purchase securities issued by the Small Business Administration ("SBA"). SBA securities are variable rate securities that carry the full faith and credit of the United States Government, and generally have an interest rate that resets monthly or quarterly based on a spread to the Prime rate. SBA securities generally have maturities at issue of up to 25 years. No Portfolio may purchase an SBA Security if, immediately after the purchase, (i) the Portfolio would have more than 15% of its net assets invested in SBA securities, (ii) the total unamortized premium on SBA Securities with a premium held by the Portfolio divided by the sum of the par amount of all SBA securities with a premium held by the portfolio would exceed 0.25% of the Portfolios' net assets or (iii) the total unamortized discount on SBA Securities with a discount held by the Portfolio divided by the sum of the par amount of all SBA securities with a discount held by the portfolio would exceed 0.25% of the Portfolios' net assets. Premium is the amount above par for which a security is purchased and discount is the amount below par for which a security is purchased.

MORTGAGE BACKED SECURITIES. The Portfolios may purchase adjustable rate mortgage backed or other asset backed securities (such as SBA securities) that are U.S. Government Securities or, in the case of Treasury Cash Portfolio, that are U.S. Treasury Securities. These securities directly or indirectly represent a participation in, or are secured by and payable from, adjustable rate mortgage or other loans which may be secured by real estate or other assets. Unlike traditional debt instruments, payments on these securities include both interest and a partial payment of principal. Prepayments of the principal of underlying loans may shorten the effective maturities of these securities.

Some adjustable rate U.S. Government Securities (or the underlying loans) are subject to caps or floors that limit the maximum change in interest rate during a specified period or over the life of the security.

Adjustable rate mortgage backed securities ("MBSs") are securities that have interest rates that are reset at periodic intervals, usually by reference to some interest rate index or market interest rate. Government Cash Portfolio and Cash Portfolio will only invest in adjustable rate MBSs that are U.S. Government Securities. MBSs represent an interest in a pool of mortgages made by lenders such as commercial banks, savings associations, mortgage bankers and mortgage brokers and may be issued by governmental or government-related entities or by non-governmental entities such as commercial banks, savings associations, mortgage bankers and other secondary market issuers.

Interests in pools of MBSs differ from other forms of debt securities which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. In contrast, MBSs provide periodic payments which consist of interest and, in most cases, principal. In effect, these payments are a "pass-through" of the periodic payments and optional prepayments made by the individual borrowers on their mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments to holders of MBSs are caused by prepayments resulting from the sale of the underlying property or the refinancing or foreclosure of the underlying mortgage loans. Such prepayments may significantly shorten the effective maturities of MBSs, and occur more often during periods of declining interest rates.

Although the rate adjustment feature of MBSs may act as a buffer to reduce sharp changes in the value of MBSs, these securities are still subject to changes in value based on changes in market interest rates or changes in the issuer's creditworthiness. Because the interest rate is reset only periodically, changes in the interest rate on MBSs may lag behind changes prevailing market interest rates. Also, some MBSs (or the underlying mortgages) are subject to caps or floors that limit the maximum change in interest rate during a specified period or over the life of the security.

During the periods of declining interest rates, income to the Portfolios derived from mortgages which are not prepared will decrease as the coupon rate resets along with the decline in interest rates in contrast to the income on fixed-rate mortgages, which will remain constant. At times, some of the MBSs in which the Portfolios will invest will have higher-than-market interest rates, and will therefore be purchased at a premium above their par value. Unscheduled prepayments, which are made at par, will cause the Portfolios to suffer a loss equal to the unamortized premium, if any.

During periods of rising interest rates, changes in the coupon rates of the mortgages underlying the Portfolios' investments may lag behind changes in market interest rates. This may result in a slightly lower value until the coupons reset to market rates. Many MBSs in the Portfolios' portfolios will have "caps" that limit the maximum amount by which the interest rate paid by the borrower may change at each reset date or over the life of the loan and fluctuation in interest rates above these levels could cause these securities to "cap out" and to behave more like fixed-rate debt securities.

The Portfolios may purchase collateralized mortgage obligations ("CMOs"), which are collateralized by MBSs or by pools of conventional mortgages. (See "Investment by Shareholders that are Credit Unions - Government Cash Portfolio and Treasury Cash Portfolio.") CMOs are typically structured with a number of classes or series that have different maturities and are generally retired in sequence. Each class of bonds receives periodic interest payments according to the coupon rate on the bonds. However, all monthly principal payments and any prepayments from the collateral pool are paid first to the "Class I" bondholders. The principal payments are such that the Class 1 bonds will be completely repaid no later than, for example, five years after the offering date. Thereafter, all payments of principal are allocated to the next most senior class of bonds until that class of bonds has been fully repaid. Although full payoff of each class of bonds is contractually required by a certain date, any or all classes of bonds may be paid off sooner than expected because of an acceleration in pre-payments of the obligations comprising the collateral pool.

Since the inception of the mortgage-related pass-through security in 1970, the market for these securities has expanded considerably. The size of the primary issuance market and active participation in the secondary market by securities dealers and many types of investors make government and government-related pass-through pools highly liquid.

Government or private entities may create new types of MBSs in response to changes in the market or changes in government regulation of such securities. As new types of these securities are developed and offered to investors, the Adviser may, consistent with the investment objective and policies of a Portfolio, consider making investments in such new types of securities.

WHEN-ISSUED SECURITIES AND DELAYED DELIVERY SECURITIES. Each Portfolio may purchase securities on a when-issued or delayed delivery basis. In those cases, the purchase price and the interest rate payable on the securities are fixed on the transaction date and delivery and payment may take place a month or more after the date of the transaction. At the time a Portfolio makes the commitment to purchase securities on a when-issued or delayed delivery basis, the Portfolio will record the transactions as a purchase and thereafter reflect the value each day of such securities in determining its net asset value. If a Portfolio chooses to dispose of the right to acquire a when-issued security prior to its acquisition, it could, as with the disposition of any other portfolio obligation, incur a gain or loss due to market fluctuation. Failure of an issuer to deliver the security may result in the Portfolio incurring a loss or missing an opportunity to make an alternative investment. When a Portfolio agrees to purchase a security on a when-issued or delayed delivery basis, its custodian will set aside and maintain in a segregated account cash, U.S. Government Securities or other liquid, high-grade debt securities with a market value at all times at least equal to the amount of its commitment.

ILLIQUID SECURITIES. Each Portfolio may invest up to 10% of its net assets in illiquid securities. The term "illiquid securities" for this purpose means repurchase agreements not entitling the holder to payment of principal within seven days and securities that are illiquid by virtue of legal or contractual restrictions on resale or the absence of a readily available market.

The Board has ultimate responsibility for determining whether specific securities are liquid or illiquid. The Board has delegated the function of making day-to-day determinations of liquidity to the Adviser and, with respect to certain types of restricted securities which may be deemed to be liquid, has adopted guidelines to be followed by the Adviser. The Adviser takes into account a number of factors in reaching liquidity decisions, including but not limited to (1) the frequency of trades and quotations for the security; (2) the number of dealers willing to purchase or sell the security and the number of other potential buyers; (3) the willingness of dealers to undertake to make a market in the security; (4) the nature of the marketplace trades, including the time needed to dispose of the security, the method of soliciting offers and the mechanics of the transfer; (5) whether the security is registered; and (6) if the security is not traded in the United States, whether it can be freely traded in a liquid foreign securities market. The Adviser monitors the liquidity of the securities in each Portfolio's portfolio and reports periodically to the Board.

Certificates of deposit and fixed time deposits that carry an early withdrawal penalty or mature in greater than seven days are treated by the Portfolio as illiquid securities if there is no readily available market for the instrument.

REPURCHASE AGREEMENTS. In connection with entering into repurchase agreements and securities loans, the Portfolios require continual maintenance by the Trust's custodian of the market value of the underlying collateral in amounts equal to, or in excess of, the repurchase price plus the transaction costs (including loss of interest) that the Portfolios could expect repurchase obligation, a Portfolio might suffer a loss to the extent that the proceeds from the sale of the collateral were less than the repurchase price. In the event of a counterparty's bankruptcy, a Portfolio might be delayed in, or prevented from, selling the collateral for the Portfolio's benefit. The Adviser monitors the creditworthiness of its repurchase agreement counterparties and securities borrowers under the Board's general supervision and pursuant to specific Board adopted procedures.

VARIABLE AND FLOATING RATE SECURITIES. The yield of variable and floating rate securities varies in relation to changes in specific money market rates, such as the Prime Rate. A "variable" interest rate adjusts at predetermined intervals (for example, daily, weekly or monthly), while a "floating" interest rate adjusts whenever a specified benchmark rate (such as the bank prime lending rate) changes. These changes are reflected in adjustments to the yields of the variable and floating rate securities, and different securities may have different adjustment rates.

Accordingly, as interest rates increase or decrease, the capital appreciation or depreciation may be less on these obligations than for fixed rate obligations. To the extent that the Portfolios invest in long-term variable or floating rate securities, the Adviser believes that the Portfolios may be able to take advantage of the higher yield that is usually paid on long-term securities.

Cash Portfolio also may purchase variable and floating rate master notes of corporations, which are unsecured obligations redeemable upon notice that permit investment of fluctuating amounts at varying rates of interest pursuant to direct arrangement with the issuer of the instrument. These obligations include master demand notes that permit investment of fluctuating amounts at varying rates of interest pursuant to direct arrangement with the issuer of the instrument. The issuer of these obligations often has the right, after a given period, to prepay their outstanding principal amount of the obligations upon a specified number of days' notice. These obligations generally are not traded, nor generally is there an established secondary market for these obligations. To the extent a demand note does not have a seven day or shorter demand feature and there is no readily available market for the obligation, it is treated as an illiquid security.

No Portfolio may purchase a variable or floating rate security whose interest rate is adjusted based on a long-term interest rate or index, on two interest rates or indexes, on an interest rate or index that materially lags short-term market rates. All variable and floating rate securities purchased by the Portfolio have an interest rate that is adjusted based on a single short-term rate or index, such as the Prime Rate.

INVESTMENT COMPANY SECURITIES. In connection with managing their cash positions, the Portfolios may invest in the securities of other investment companies that are money market funds within the limits proscribed by the 1940 Act. Under normal circumstances, each Portfolio invests up to 15% of its assets in money market funds. Each Portfolio only invests in money market funds when it has excess cash and the Adviser believes that the investment is in the best interest of the Portfolio. In addition to a Portfolio's expenses (including the various fees), as a shareholder in another investment company, a Portfolio bears its pro rata portion of the other investment company's expenses (including fees). Those expenses are not part of the portfolio's (or Fund's) expense ratio, but rather are reflected in the yield of the investment in the money market fund.

ZERO-COUPON SECURITIES. All zero-coupon securities in which the Portfolio invests will have a maturity of less than 13 months.

                             INVESTMENT LIMITATIONS

FUNDAMENTAL LIMITATIONS. The Portfolios have adopted the following fundamental investment limitations that cannot be changed without the affirmative vote of the lesser of (i) more than 50% of the outstanding interests of the Portfolio or
(ii) 67% of the shares of the Portfolio present or represented at an interestholders meeting at which the holders of more than 50% of the outstanding interests of the Portfolio are present or represented. Each Portfolio may not:

(1) With respect to 75% of its assets, purchase a security other than a U.S. Government Security if, as a result, more than 5% of the Portfolio's total assets would be invested in the securities of a single issuer.

(2) Purchase securities if, immediately after the purchase, more than 25% of the value of the Portfolio's total assets would be invested in the securities of issuers having their principal business activities in the same industry; provided, however, that there is no limit on investments in U.S. Government Securities.

(3) Underwrite securities of other issuers, except to the extent that the Portfolio may be considered to be acting as an underwriter in connection with the disposition of portfolio securities.

(4) Purchase or sell real estate or any interest therein, except that the Portfolio may invest in debt obligations secured by real estate or interests therein or issued by companies that invest in real estate or interests therein.

(5) Purchase or sell physical commodities or contracts relating to physical commodities, provided that currencies and currency-related contracts will not be deemed to be physical commodities.

(6) Borrow money, except for temporary or emergency purposes (including the meeting of redemption requests) and except for entering into reverse repurchase agreements, provided that borrowings do not exceed 33 1/3% of the value of the Portfolio's total assets.

(7) Issue senior securities except as appropriate to evidence indebtedness that the Portfolio is permitted to incur, and provided that the Portfolio may issue shares of additional series or classes that the Trustees may establish.

(8) Make loans except for loans of portfolio securities, through the use of repurchase agreements, and through the purchase of debt securities that are otherwise permitted investments.

(9) With respect to Government Cash Portfolio, purchase or hold any security that (i) a Federally chartered savings association may not invest in, sell, redeem, hold or otherwise deal pursuant to law or regulation, without limit as to percentage of the association's assets and (ii) pursuant to 12 C.F.R. Section 566.1 would cause shares of the Portfolio not to be deemed to be short term liquid assets when owned by Federally chartered savings associations.

In addition the  Portfolios  have adopted a  fundamental  policy which  provides that, notwithstanding any other investment policy or restriction (whether fundamental), the Portfolio may invest all of its assets in the securities of a single pooled investment fund having substantially the same investment objectives, policies and restrictions as the Portfolio.

NONFUNDAMENTAL   LIMITATIONS.   The   Portfolios   have  adopted  the  following
nonfundamental investment limitations that may be changed by the Board without interestholder approval. Each Portfolio may not:

(a) With respect to 100% of its assets, purchase a security other than a U.S. Government Security if, as a result, more than 5% of the Portfolio's total assets would be invested in the securities of a single issuer, unless the investment is permitted by Rule 2a-7 under the 1940 Act.

(b) Purchase securities for investment while any borrowing equaling 5% or more of the Portfolio's total assets is outstanding; and if at any time the Portfolio's borrowings exceed the Portfolio's investment limitations due to a decline in net assets, such borrowings will be promptly (within three days) reduced to the extent necessary to comply with the limitations. Borrowing for purposes other than meeting redemption requests will not exceed 5% of the value of the Portfolio's total assets.

(c) Purchase securities that have voting rights, except the Portfolio may invest in securities of other investment companies to the extent permitted by the 1940 Act.

(d) Purchase securities on margin, or make short sales of securities, except for the use of short-term credit necessary for the clearance of purchases and sales of portfolio securities.

(e) Invest in securities (other than fully-collateralized debt obligations) issued by companies that have conducted continuous operations for less than three years, including the operations of predecessors (unless guaranteed as to principal and interest by an issuer in whose securities the Portfolio could invest), if as a result, more than 5% of the value of the Portfolio's total assets would be so invested.

(f) Invest in or hold securities of any issuer other than the Portfolio if, to the Portfolio's knowledge, those Trustees and officers of the Trust or the Portfolio's investment adviser, individually owning beneficially more than 1/2 of 1% of the securities of the issuer, in the aggregate own more than 5% of the issuer's securities.

(g) Invest in oil, gas or other mineral exploration or development programs, or leases, or in real estate limited partnerships; provided that the Portfolio may invest in securities issued by companies engaged in such activities.

(h) Acquire securities or invest in repurchase agreements with respect to any securities if, as a result, more than 10% of the Portfolio's net assets (taken at current value) would be invested in repurchase agreements not entitling the holder to payment of principal within seven days and in securities that are illiquid by virtue of legal or contractual restrictions on resale or the absence of a readily available market.

OTHER INFORMATION. Except as required by the 1940 Act, if a percentage restriction on investment or utilization of assets is adhered to at the time an investment is made, a later change in percentage resulting from a change in the market values of a Portfolio's assets, the change in status of a security or purchases and redemptions of shares will not be considered a violation of the limitation. For purposes of limitation (2): (i) loan participations are considered to be issued by both the issuing bank and the underlying corporate borrower; (ii) utility companies are divided according to their services (for example, gas, gas transmission, electric and telephone will each be considered a separate industry); and (iii) financial service companies will be classified according to the end users of their services, for example, automobile finance, bank finance and diversified finance will each be considered a separate industry.

                        FINANCIAL INSTITUTION GUIDELINES

INVESTMENT BY SHAREHOLDERS THAT ARE BANKS - GOVERNMENT CASH PORTFOLIO. Government Cash Portfolio invests only in instruments which, if held directly by a bank or bank holding company organized under the laws of the United States or any state thereof, would be assigned to a risk-weight category of no more than 20% under the current risk based capital guidelines adopted by the Federal bank regulators (the "Guidelines"). In the event that the Guidelines are revised, the Portfolio's portfolio will be modified accordingly, including by disposing of portfolio securities or other instruments that no longer qualify under the Guidelines. In addition, the Portfolio does not intend to hold in its portfolio any securities or instruments that would be subject to restriction as to amount held by a National bank under Title 12, Section 24 (Seventh) of the United States Code. If the Portfolio's portfolio includes any instruments that would be subject to a restriction as to amount held by a National bank, investment in the Portfolio may be limited.

The Guidelines provide that shares of an investment fund are generally assigned to the risk-weight category applicable to the highest risk-weighted security or instrument that the fund is permitted to hold. Accordingly, Portfolio shares should quality for a 20% risk weighting under the Guidelines. The Guidelines also provide that, in the case of an investment fund whose shares should qualify for a risk weighting below 100% due to limitations on the assets which it is permitted to hold, bank examiners may review the treatment of the shares to ensure that they have been assigned an appropriate risk-weight. In this connection, the Guidelines provide that, regardless of the composition of an investment fund's assets, shares of a fund may be assigned to the 100% risk-weight category if it is determined that the fund engages in activities that appear to be speculative in nature or has any other characteristics that are inconsistent with a lower risk weighting. The Adviser has no reason to believe that such a determination would be made with respect to the Portfolio. Their are various subjective criteria for making this determination and, therefore, it is not possible to provide any assurance as to how Portfolio shares will be evaluated by bank examiners.

Before acquiring an interest (directly or indirectly), prospective investors that are banks or bank holding companies, particularly those that are organized under the laws of any country other than the United States or of any state, territory or other political subdivision of the United States, and prospective investors that are U.S. branches and agencies of foreign banks or Edge Corporations, should consult all applicable laws, regulations and policies, as well as appropriate regulatory bodies, to confirm that an investment in Portfolio interests whether is permissible and in compliance with any applicable investment or other limits.

Interests held by National banks are generally required to be revalued periodically and reported at the lower of cost or market value. Such shares may also be subject to special regulatory reporting, accounting and tax treatment. In addition, a bank may be required to obtain specific approval from its board of directors before acquiring an interest (either directly or indirectly) , and thereafter may be required to review its investment for the purpose of verifying compliance with applicable Federal banking laws, regulations and policies.

National banks generally must review their investment holding at least quarterly to ensure compliance with established bank policies and legal requirements. Upon request, the Portfolios will make available to its interestholders information relating to the size and composition of their portfolio for the purpose of providing interestholders and their shareholders, if applicable, with this information.

INVESTMENT BY SHAREHOLDERS THAT ARE CREDIT UNIONS - GOVERNMENT CASH PORTFOLIO AND TREASURY CASH PORTFOLIO. Government Cash Portfolio and Treasury Cash Portfolio limit their investments to investments that are legally permissible for Federally chartered credit unions under applicable provisions of the Federal Credit Union Act (including 12 U.S.C. Section 1757(7), (8) and (15)) and the applicable rules and regulations of the National Credit Union Administration
(including 12 C.F.R. Part 703, Investment and Deposit Activities), as such statutes and rules and regulations may be amended. The Portfolios limit their investments to U.S. Government Securities (including Treasury STRIPS) and repurchase agreements fully collateralized by U.S. Government Securities. Certain U.S. Government Securities owned by Government Cash Portfolio may be mortgage or asset backed , but, except to reduce interest rate risk, no such security will be (i) a stripped mortgage backed security ("SMBS"), (ii) a collateralized mortgaged obligation ("CMO") or real estate mortgage investment conduit ("REMIC") that meets any of the tests outlined in 12 C.F.R. Section 703.5(g) or (iii) a residual interest in a CMO or REMIC. In order to reduce interest rate risk Government Cash Portfolio may purchase a SMBS, CMO, REMIC or residual interest in a CMO or REMIC but only in accordance with 12 C.F.R.
Section 703.5(i). Government Cash Portfolio has no current intention to make any such investment. Each Portfolio also may invest in reverse repurchase agreements in accordance with 12 C.F.R 703.4(e) to the extent otherwise permitted hereunder and in the Prospectus.

INVESTMENTS BY SHAREHOLDERS THAT ARE SAVINGS ASSOCIATIONS - GOVERNMENT CASH PORTFOLIO AND TREASURY CASH PORTFOLIO. Government Cash Portfolio limits its investments to investments that are legally permissible for Federally chartered savings associations without limit as to percentage under applicable provisions of the Home Owners' Loan Act (including 12 U.S.C. Section 1464) and the applicable rules and regulations of the Office of Thrift Supervision, as such statutes and rules and regulations may be amended. In addition, the Portfolio limits its investments to investments that are permissible for an open-end, investment company to hold and would permit shares of the investment company to qualify as liquid assets under 12 C.F.R. Section 566.1(g) and as short-term liquid assets under 12 C.F.R. Section 566.1(h). These policies may be amended only by approval of the Portfolio's interestholders.

MANAGEMENT OF THE TRUST

The Trustees and officers of the Trust and their principal occupations during the past five years are set forth below. Each Trustee who is an "interested person" (as defined by the 1940 Act) of the Trust is indicated by an asterisk.

John Y. Keffer,* Trustee, Chairman and President (age 55)

         President, Forum Financial Group, LLC (mutual fund services company holding company). Mr. Keffer is also a director and/or officer of various registered investment companies for which the various Forum Financial Group of Companies provides services. His address is Two Portland Square, Portland, Maine 04101.

Costas Azariadis, Trustee (age 54)

         Professor of Economics, University of California, Los Angeles, since July 1992. Prior thereto, Dr. Azariadis was Professor of Economics at the University of Pennsylvania. His address is Department of Economics, University of California, Los Angeles, 405 Hilgard Avenue, Los Angeles, California 90024.

James C. Cheng, Trustee (age 55)

          President of Technology Marketing Associates (a marketing consulting company) since September 1991. Prior thereto, Mr. Cheng was President and Chief Executive Officer of Network Dynamics, Incorporated (a software development company). His address is Two Portland Square, Portland, Maine 04101.

J. Michael Parish, Trustee (age 54)

         Partner at the law firm of Reid & Priest. Prior to 1995, Mr. Parish was a partner at Winthrop Stimson Putnam & Roberts since 1989. His address is 40 West 57th Street, New York, New York 10019.

Sara M. Morris, Vice President and Treasurer (age 34)

         Chief Financial Officer, Forum Financial Group, LLC, with which she has been associated since 1994. Prior thereto, from 1991 to 1994, Ms. Clark was Controller of Wright Express Corporation (a national credit card company) and for six years prior thereto was employed at Deloitte & Touche LLP as an accountant. Ms. Clark is also an officer of various registered investment companies for which the Forum Financial Group of companies provides services. Her address is Two Portland Square, Portland, Maine 04101.

David I. Goldstein, Vice President and Secretary (age 36)

         General Counsel, Forum Financial Group, LLC, with which he has been associated since 1991. Prior thereto, Mr. Goldstein was associated with the law firm of Kirkpatrick & Lockhart LLP. Mr. Goldstein also serves as an officer of various registered investment companies for which the various Forum Financial Group of Companies provides services. His address is Two Portland Square, Portland, Maine 04101.

Thomas G. Sheehan, Vice President and Assistant Secretary (age 43)

          Director, Relationship Management, Forum Financial Group, LLC, since October, 1993. Prior thereto, Mr. Sheehan was a Special Counsel in the Division of Investment Management of the U.S. Securities and Exchange Commission in Washington, D.C. His address is Two Portland Square, Portland, Maine 04101.

Renee Walker, Assistant Secretary (age 27)

         Assistant Relationship Manager, Forum Financial Group, LLC, with which she has been associated since 1994. Prior thereto, Ms. Walker was an administrator at Longwood Partners (the manager of a hedge fund partnership) for a year. From 1991 to 1993, Ms. Walker was a sales representative assistant at PaineWebber Incorporated (a broker-dealer). Her address is Two Portland Square, Portland, Maine 04101.

Each Trustee of the Trust is paid $1,000 for each meeting of the Board attended (whether in person or by electronic communication) plus $100 for each active portfolio of the Trust and is paid $1000 for each committee meeting attended on a date when a Board meeting is not held. As of August 31, 1997, there were fifteen active portfolios of Core Trust (including the Portfolios). Trustees are also reimbursed for travel and related expenses incurred in attending meetings of the Board. No officer of the Trust is compensated or reimbursed for expenses by the Trust. Since commencement of the Trust's operations, Mr. Keffer has not accepted any fees for his services as Trustee. Trustee expenses were less than $5,000 for the twelve months ended August 31, 1997.

The following table provides the aggregate compensation paid to each trustee of the Trust for the twelve months ended August 31, 1997. The Trust has not adopted any form of retirement plan covering trustees or officers of the Trust.

                                                       Accrued          Annual
                                    Aggregate          Pension       Benefits Upon         Total
       Trustee                    Compensation        Benefits        Retirement       Compensation
       -------                    ------------        --------        ----------       ------------
       Mr. Azariadis                 $7,900             None             None             $7,900
       Mr. Parish                    $7,900             None             None             $7,900
       Mr. Cheng                     $7,900             None             None             $7,900
       Mr. Keffer                     None              None             None              None

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

Treasury Cash Fund, Government Cash Fund and Cash Fund, separate series of Monarch Funds, a Delaware business trust registered with the SEC as an open-end, management investment company, invests all of their investable assets in Treasury Cash Portfolio, Government Cash Portfolio and Cash Portfolio, respectively, and may be deemed to control the Portfolios.

Each registered investment company that invests in a Portfolio has informed the Trust that whenever it or its separate series is requested to vote on matters pertaining to a Portfolio, it will hold a meeting of its shareholders and will cast its vote as instructed by its shareholders. This only applies to matters for which the investment company would be required to have a shareholder meeting if it directly held investment securities rather than invested in a Portfolio. It is anticipated that any other registered investment company (or series thereof) that may in the future invest in a Portfolio will follow the same or a similar practice.

As of January 1, 1998, the officers and trustees of the Trust as a group owned less than 1% of the outstanding interests of each Portfolio.

INVESTMENT ADVISORY AND OTHER SERVICES

                          INVESTMENT ADVISORY SERVICES

Forum Investment Advisors, LLC acts as investment adviser to each Portfolio pursuant to an investment advisory agreement with the Trust. The Adviser is required to furnish at its expense all services, facilities and personnel necessary in connection with managing the investments of, and effecting portfolio transactions for, the Portfolios.

The investment advisory agreements for each Portfolio will continue in effect only if such continuance is specifically approved at least annually by the Board or by vote of the interestholders of the Portfolio, and, in either case, by a majority of the Trustees who are not parties to the agreement or interested persons of any such party, at a meeting called for the purpose of voting on the agreement.

The investment advisory agreements provide that the Adviser shall not be liable for any error of judgment or mistake of law or for any act or omission in connection with its services, except for willful misfeasance, bad faith or gross negligence in the performance of the Adviser's duties or by reason of reckless disregard of the Adviser's obligations and duties under the agreement.

The Adviser's investment advisory agreement with respect to a Portfolio is terminable without the payment of penalty, (i) by the Board or by a vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act) on 60 days' written notice to the Adviser, or (ii) by the Adviser on 60 days' written notice to the Trust. With respect to each Portfolio, the investment advisory agreement terminates automatically upon its assignment.

The investment advisory agreements provide that the Adviser may render service to others.

The Adviser was established in 1987 and is indirectly wholly-owned and controlled by John Y. Keffer. In connection with the January 2, 1998 acquisition of Linden Asset Management, Inc. ("Linden"), the former investment adviser of each Portfolio, the Adviser has entered into a consulting agreement with a new company solely owned by Anthony R. Fischer, Jr., former owner, president and sole director of Linden, under which Mr.

          Fischer continues to provide portfolio management services to the Portfolios under the supervision of the Adviser. Mr. Fischer has over 20 years experience in managing pools of assets. He has managed the Portfolios' (and prior to September 1995, the Portfolios" predecessor mutual funds) assets since October 1992. Prior thereto, he was as Senior Vice President and Treasurer of United California Savings Bank, Santa Ana, California from 1984 to 1989 and, immediately prior thereto, as a Manager for five years at PaineWebber Jackson & Curtis, New York, New York.

Table 1 in Appendix A shows the dollar amount of investment advisory fees paid by the Portfolios.

                             ADMINISTRATIVE SERVICES

ADMINISTRATOR. Pursuant to an administration agreement with the Trust, Forum supervises the overall administration of the Trust which includes, among other responsibilities, overseeing the performance of administrative and professional services rendered to the Trust by others, including its custodian, transfer agent and fund accountant as well as legal and auditing services; preparing and printing the periodic updating of the Trust's registration statement, tax returns, and reports to interestholders and the SEC; preparing, filing and maintaining the Trust's governing documents; preparing and disseminating materials for meetings of the Board; and providing the Trust with general office facilities.

The administration agreement between Forum and the Trust will continue in effect with respect to a Portfolio only if such continuance is specifically approved at least annually by the Board or by the interestholders of that portfolio and, in either case, by a majority of the Trustees who are not parties to the agreement or interested persons of any such party.

The administration agreement with respect to each Portfolio may be terminated without the payment of any penalty, (i) by the Board or by vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940) Act on 60 days' written notice to Forum or (ii) by Forum on 60 days' written notice to the Trust.

The administration agreement provides that Forum shall not be liable for any error of judgment or mistake of law or for any act or omission in the administration of the Trust, except for willful misfeasance, bad faith or gross negligence in the performance of Forum's duties or by reason of reckless disregard of Forum's obligations and duties under the agreement.

At the request of the Board, Forum provides persons satisfactory to the Board to serve as officers of the Trust. Those officers, as well as certain other employees and Trustees of the Trust, may be directors, officers or employees of Forum, the Adviser, FFSI or their affiliates.

Table 2 in Appendix A shows the dollar amount of administration fees paid by the Portfolios. Prior to December 1, 1997, FFSI acted as administrator of the Trust under an agreement substantially identical to the current administration agreement between Forum and the Trust.

                 FUND ACCOUNTANT AND INTERESTHOLDER RECORDKEEPER

Pursuant to an Fund Accounting and Interestholder Recordkeeper Agreement, Forum Accounting acts as interestholder recordkeeper and fund accountant for the Portfolios. This agreement is automatically renewed each year for an additional term of one year.

Under its agreement, Forum Accounting prepares and maintains books and records of each Portfolio on behalf of the Trust that are required to be maintained under the 1940 Act, calculates the net asset value per share of each Portfolio (and each investor therein) and prepares periodic reports to interestholders of the Portfolios and the SEC. For these services and its services as interestholder recordkeeper of the Portfolios, wherein it accounts for the interest of each investor in the Portfolios, Forum Accounting receives from the Trust with respect to each Portfolio a fee of the lesser of 0.05% of the average daily net assets of each Portfolio or $48,000 plus, for each interestholder in a Portfolio above one (excluding Forum and its affiliates), $6,000 per year. In addition, Forum Accounting is paid an additional $12,000 per year with respect to Portfolios with more than 25% of their total assets invested in asset backed securities, that have more than 100 security positions or that have a monthly portfolio turnover rate of 10% or greater.

Forum Accounting is required to use its best judgment and efforts in rendering its services and is not be liable to the Trust for any action or inaction in the absence of bad faith, willful misconduct or gross negligence. Forum Accounting is not responsible or liable for any failure or delay in performance of its fund accounting obligations arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control and the Trust has agreed to indemnify and hold harmless Forum Accounting, its employees, agents, officers and directors against and from any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising out of or in any way related to Forum Accounting's actions taken or failures to act with respect to a Portfolio or based, if applicable, upon information, instructions or requests with respect to a Portfolio given or made to Forum Accounting by an officer of the Trust duly authorized. This indemnification does not apply to Forum Accounting's actions taken or failures to act in cases of Forum Accounting's own bad faith, willful misconduct or gross negligence.

Table 3 in Appendix A shows the dollar amount of fees paid under the Fund Accounting and Interestholder Recordkeeper Agreement with respect to each Portfolio.

                                    CUSTODIAN

Pursuant to a Custodian Contract with the Trust, Imperial Trust Company, 201 N. Figueroa Street, Suite 610, Los Angeles, California 90012 acts as the custodian of each Portfolio's assets. The custodian's responsibilities include safeguarding and controlling the Portfolios cash and securities and determining income payable on and collecting interest on Portfolio investments. The Trust pays the custodian a fee at an annual rate of 0.025% of each Portfolio's average daily net assets. The custodian is in no way responsible for the investment of the Portfolios' assets.

                              INDEPENDENT AUDITORS

KPMG Peat Marwick LLP serves as independent auditors for the Portfolios and have so served since the Portfolios commenced operations.

                                    EXPENSES

The Trust pays all of its expenses, including: interest charges, taxes, brokerage fees and commissions; expenses of issue, repurchase and redemption of shares; premiums of insurance for the Trust, its Trustees and officers and fidelity bond premiums; applicable fees, interest charges and expenses of third parties, including the Trust's administrators, investment advisers, custodians, interestholder recordkeepers and fund accountant; fees of pricing, interest, distribution, credit and other reporting services; costs of membership in trade associations; telecommunications expenses; funds transmission expenses; auditing, legal and compliance expenses; costs of forming the Trust and maintaining its existence; costs of preparing and printing the Trust's offering memoranda and interestholder reports and delivering them to interestholders; expenses of meetings of interestholders and any proxy solicitations therefore; costs of maintaining books and accounts and preparing tax returns; costs of reproduction, stationery and supplies; fees and expenses of the Trust's Trustees; compensation of the Trust's officers and employees and costs of other personnel (who may be employees of the Adviser, Forum or their respective affiliates) performing services for the Trust; costs of Trustee meetings; SEC registration fees and related expenses (if any); and state or foreign securities laws registration fees and related expenses (if any).

BROKERAGE ALLOCATION AND OTHER PRACTICES

Purchases and sales of portfolio securities for each Portfolio usually are principal transactions. Portfolio securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. Purchases from underwriters of portfolio securities include a commission or concession paid by the issuer to the underwriter, and purchases from dealers serving as market makers include the spread between the bid and asked price. There usually are no brokerage commissions paid for any purchases. While the Trust does not anticipate that the Portfolios will pay any amounts of commission, in the event a Portfolio pays brokerage commissions or other transaction-related compensation, the payments may be made to broker-dealers who pay expenses of the Portfolio that it would otherwise be obligated to pay itself. Any transaction for which a Portfolio pays transaction-related compensation will be effected at the best price and execution available, taking into account the amount of any payments made on behalf of the Portfolio by the broker-dealer effecting the transaction.

Allocations of transactions to dealers and the frequency of transactions are determined for each Portfolio by the Adviser in its best judgment and in a manner deemed to be in the best interest of shareholders of that Portfolio rather than by any formula. The primary consideration is prompt execution of orders in an effective manner and at the most favorable price available to the Portfolio.

Investment decisions for the Portfolios will be made independently from those for any other account or investment company that is or may in the future become managed by the Adviser. If, however, a Portfolio and other investment companies or accounts managed by the Adviser are contemporaneously engaged in the purchase or sale of the same security, the transactions may be averaged as to price and allocated equitably to each account. In some cases, this policy might adversely affect the price paid or received by a Portfolio or the size of the position obtainable for the Portfolio. In addition, when purchases or sales of the same security for a Portfolio and for other investment companies managed by the Adviser occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantages available to large denomination purchases or sales.

For the Portfolios' fiscal years ended August 31, 1996 and 1997, no Portfolio paid any brokerage commission.

No portfolio transactions are executed with the Adviser, Forum or any of their affiliates.

CAPITAL STOCK AND OTHER SECURITIES

Under the Trust Instrument, the Trustees are authorized to issue beneficial interest in one or more separate and distinct series. Investments in each Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Each investor in a Portfolio is entitled to a vote in proportion to the amount of its investment therein. Investors in the Portfolios will all vote together in certain circumstances (e.g., election of the Trustees and ratification of auditors, as required by the 1940 Act and the rules thereunder). One or more Portfolios could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50 percent of the aggregate interests in the Trust or in a Portfolio, as the case may be, may control the outcome of votes. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when (1) a majority of the Trustees determines to do so or (2) investors holding at least 10 percent of the interests in the Trust (or a Portfolio) request in writing a meeting of investors in the Trust (or Portfolio). Except for certain matters specifically described in the Trust Instrument, the Trustees may amend the Trust's Trust Instrument without the vote of investors.

The Trust, with respect to a Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the Trust's Board. A Portfolio may be terminated (1) upon liquidation and distribution of its assets, if approved by the vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act) or (2) by the Trustees on written notice to the Portfolio's investors. Upon liquidation or dissolution of any Portfolio, the investors therein would be entitled to share pro rate in its net assets available for distribution to investors.

The Trust is organized as a business trust under the laws of the State of Delaware. The Trust's interestholders are not personally liable for the obligations of the Trust under Delaware law. The Delaware Business Trust Act provides that an interestholder of a Delaware business trust shall be entitled to the same limitation of liability extended to shareholders of private corporations for profit. However, no similar statutory or other authority limiting business trust interestholder liability exists in many other states, including Texas. As a result, to the extent that the Trust or an interestholder is subject to the jurisdiction of courts in those states, the courts may not apply Delaware law, and may thereby subject the Trust to liability. To guard against this risk, the Trust Instrument of the Trust disclaims liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation and instrument entered into by the Trust or its Trustees, and provides for indemnification out of Trust property of any interestholder held personally liable for the obligations of the Trust. Thus, the risk of an interestholder incurring financial loss beyond his investment because of shareholder liability is limited to circumstances in which
          (1) a court refuses to apply Delaware law, (2) no contractual limitation of liability is in effect, and (3) the Trust itself is unable to meet its obligations. In light of Delaware law, the nature of the Trust's business, and the nature of its assets, the Board believes that the risk of personal liability to a Trust interestholder is extremely remote.

PURCHASE, REDEMPTION AND PRICING OF SECURITIES

Each Portfolio does not determine net asset value on the following holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Memorial Day,
Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving and Christmas.

Pursuant to Rule 2a-7 under the 1940 Act, the Board has established procedures to stabilize each Portfolio's net asset value at $1.00 per unit. These procedures include a review of the extent of any deviation of net asset value per share as a result of fluctuating interest rates, based on available market rates, from each Portfolio's $1.00 amortized cost price per unit. Should that deviation exceed 1/2 of 1%, the Board will consider whether any action should be initiated to eliminate or reduce material dilution or other unfair results to interestholders. Such action may include redemption of units in kind, selling portfolio securities prior to maturity, reducing or withholding distributions and utilizing a net asset value per unit as determined by using available market quotations.

In determining the appropriate market value of portfolio investments, the Portfolios may employ outside organizations, which may use a matrix or formula method that takes into consideration market indices, matrices, yield curves and other specific adjustments. This may result in the securities being valued at a price different from the price that would have been determined had the matrix or formula method not been used. All cash, receivables and current payables are carried at their face value.

TAX STATUS

Each Portfolio is classified for federal income tax purposes as a separate partnership that will not be a "publicly traded partnership." As a result, no Portfolio will be subject to federal income tax; instead, each investor in a Portfolio will be required to take into account in determining its federal income tax liability its share of the Portfolio's income, gains, losses, deductions, and credits, without regard to whether it has received any cash distributions from the Portfolio. Each Portfolio also will not be subject to Delaware income or franchise tax.

Each investor in a Portfolio will be deemed to own a proportionate share of the Portfolio's assets, and to earn a proportionate share of the Portfolio's income. Each Portfolio intends to conduct its operations so that interestholders that intend to qualify as regulated investment companies under the Code will be able to satisfy all those requirements (assuming that the interestholder invests all of its assets in a Portfolio).

Distributions to an investor from a Portfolio (whether pursuant to a partial or complete withdrawal or otherwise) will not result in the investor's recognition of any gain or loss for federal income tax purposes, except that (1) gain will be recognized to the extent any cash that is distributed exceeds the investor's basis for its interest in the Portfolio before the distribution, (2) income or gain will be recognized if the distribution is in liquidation of the investor's entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio, (3) loss will be recognized if a liquidation distribution consists solely of cash and/or unrealized receivables, and (4) gain or loss may be recognized on a distribution to an investor that contributed property to the Portfolio. An investor's basis for its interest in a Portfolio generally will equal the amount of cash and the basis of any property it invests in the Portfolio, increased by the investor's share of the Portfolio's net income and gains and decreased by (a) the amount of cash and the basis of any property the Portfolio distributes to the investor and (b) the investor's share of the Portfolio's losses.

PLACEMENT AGENT

Forum Financial Services, Inc., Two Portland Square, Portland, Maine 04101 serves as the Trust's placement agent. Forum receives no compensation for such placement agent services.

CALCULATIONS OF PERFORMANCE DATA

                                YIELD INFORMATION

Each Portfolio may provide current annualized and effective annualized yield quotations. These quotations may from time to time be used in interestholder reports or other communications to interestholders or investors. All performance information supplied by a Portfolio is historical and is not intended to indicate future returns.

In performance advertising, the Portfolios may compare any of their performance information with data published by independent evaluators such as Morningstar, Lipper Analytical Services, Inc., IBC Financial Data, Inc. or CDA/Wiesenberger or other companies which track the investment performance of investment companies ("Portfolio Tracking Companies"). The Portfolios may also compare any of their performance information with the performance of recognized stock, bond and other indexes. The Portfolios may also refer in such materials to mutual Portfolio performance rankings and other data published by Portfolio Tracking Companies. Performance advertising may also refer to discussion of a Portfolio and comparative mutual Portfolio data and ratings reported in independent periodicals, such as newspapers and financial magazines.

Although published yield information is useful to investors in reviewing performance, interestholders should be aware that each Portfolio's yield fluctuates from day to day and that the class' yield for any given period is not an indication or representation by the Portfolio of future yields or rates of return. Yields are not fixed or guaranteed, and an investment in a Portfolio is not insured or guaranteed. Accordingly, yield information may not necessarily be used to compare the Portfolio with investment alternatives which, like money market instruments or bank accounts, may provide a fixed rate of interest. Also, it may not be appropriate directly to compare a Portfolio's yield information to similar information of investment alternatives which are insured or guaranteed.

Income calculated for the purpose of determining yield differs from income as determined for other accounting purposes. Because of the different accounting methods used, and because of the compounding assumed in yield calculations, the quoted yield may differ from the rate of income reported in the Portfolio's financial statements.

                 OTHER PERFORMANCE AND SALES LITERATURE MATTERS

Total returns quoted reflect all aspects of a Portfolio's return. Average annual returns generally are calculated by determining the growth or decline in value of a hypothetical historical investment in a Portfolio over a stated period, and then calculating the annually compounded percentage rate that would have produced the same result if the rate of growth or decline in value had been constant over the period. While average annual returns are a convenient means of comparing investment alternatives, investors should realize that the performance is not constant over time but changes from year to year, and that average annual returns represent averaged figures as opposed to the actual year-to-year performance of the Portfolios.

Average annual total return is calculated by finding the average annual compounded rates of return of a hypothetical investment, over such periods according to the following formula:

         P(1+T)n = ERV

         Where:
                  P = a hypothetical initial payment of $1,000 T = average annual total return n = number of years
                  ERV = ending redeemable value: ERV is the value, at the end of the applicable period, of a hypothetical $1,000 payment made at the beginning of the applicable period.

FINANCIAL STATEMENTS

The Schedules of Investments, Statements of Assets and Liabilities, Statements of Operations, Statements of Changes in Net Assets, and notes thereto, of the Portfolios for the fiscal year ended August 31, 1997 and the Independent Auditors' Report thereon, attached hereto, are incorporated herein by reference.

                                   APPENDIX A
                              MISCELLANEOUS TABLES


TABLE 1 - INVESTMENT ADVISORY FEES

Prior to January 1, 1998, the Portfolios paid advisory fees to Linden Asset Management, Inc., the Portfolios' investment adviser.

For the fiscal year ended August 31, 1997, the fees paid under the Investment Advisory Agreement with respect to each Portfolio were:

Treasury Cash Portfolio                                  $19,083
Government Cash Portfolio                               $196,857
Cash Portfolio                                           $79,965

For the fiscal year ended August 31, 1996, the fees paid under the Investment Advisory Agreement with respect to each Portfolio were:

Treasury Cash Portfolio                                  $12,930
Government Cash Portfolio                               $156,552
Cash Portfolio                                           $38,083

TABLE 2 - ADMINISTRATION FEES

For the fiscal year ended August 31, 1997, the fees payable by the Portfolios for administrative services were:

                                                     ACCRUED FEE            FEE WAIVED            FEE PAID
Treasury Cash Portfolio                                $24,287                $14,346               $9.941
Government Cash Portfolio                             $252,821                     $0             $252,821
Cash Portfolio                                         $92,652                 $7,621              $85,031

For the fiscal year ended August 31, 1996, the fees payable by the Portfolios for administrative services were:

                                                     ACCRUED FEE            FEE WAIVED            FEE PAID
Treasury Cash Portfolio                                $19,902                $17,696               $1,506
Government Cash Portfolio                             $230,634                     $0             $230,634
Cash Portfolio                                         $56,113                $12,698              $43,415

TABLE 3 - FUND ACCOUNTING AND INTERESTHOLDER RECORDKEEPING FEES

For the fiscal year ended August 31, 1997, the fees payable by the Portfolios under the Fund Accounting and Interestholder Recordkeeping Agreement were:

                                                     ACCRUED FEE            FEE WAIVED            FEE PAID
Treasury Cash Portfolio                                $24,279                     $0              $24,279
Government Cash Portfolio                              $48,000                     $0              $48,000
Cash Portfolio                                         $48,000                     $0              $48,000

For the fiscal year ended August 31, 1996, the fees payable by the Portfolios under the Fund Accounting and Interestholder Recordkeeping Agreement were:

                                                     ACCRUED FEE            FEE WAIVED            FEE PAID
Treasury Cash Portfolio                                $28,518                 $2,259              $26,259
Government Cash Portfolio                              $42,000                     $0              $42,000
Cash Portfolio                                         $42,000                 $2,259              $39,741

CORE TRUST (DELAWARE)
- ------------------------------------------------------------------------------

INDEPENDENT AUDITORS' REPORT
- ------------------------------------------------------------------------------

The Board of Trustees and Interestholders
Core Trust (Delaware)

We have audited the accompanying statements of assets and liabilities of Treasury Cash Portfolio, Government Cash Portfolio, and Cash Portfolio, series of Core Trust (Delaware) (the Portfolios), including the schedules of investments, as of August 31, 1997, and the related statements of operations for the year then ended and the statements of changes in net assets for each of the years in the two-year period then ended. These financial statements are the responsibility of the Portfolios' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of August 31, 1997 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Treasury Cash Portfolio, Government Cash Portfolio, and Cash Portfolio as of August 31, 1997, the results of their operations for the year then ended and the changes in their net assets for each of the years in the two-year period then ended, in conformity with generally accepted accounting principles.

                                                           KPMG Peat Marwick LLP
Boston, Massachusetts
October 3, 1997

                                                           CORE TRUST (DELAWARE)
- ------------------------------------------------------------------------------

TREASURY CASH PORTFOLIO
SCHEDULE OF INVESTMENTS
AUGUST 31, 1997
- ------------------------------------------------------------------------------

    FACE                  SECURITY
   AMOUNT               DESCRIPTION               VALUE
- ------------   ------------------------------  -----------
U.S. TREASURY BILLS (A) (73.0%)
$15,000,000    4.97%, 9/4/97.................  $14,995,858
 22,000,000    5.18%, 9/18/97................   21,948,876
 15,000,000    5.04%, 9/25/97................   14,951,700
                                               -----------
                   Total U.S. Treasury Bills    51,896,434
                                               -----------
                            REPURCHASE AGREEMENTS (27.0%)
 10,000,000    Nomura Securities, 5.53%,
                 9/2/97, to be repurchased at
                 $10,006,144; Collateralized
                 by $10,000,000 U.S. Treasury
                 Note, 5.88%, 10/31/98.......   10,000,000
  9,200,000    Smith Barney, 5.50%, 9/2/97,
                 to be repurchased at
                 $9,205,622; Collateralized
                 by $9,210,000 U.S. Treasury
                 Bond, 6.75%, 8/15/25........    9,200,000
                                               -----------
                 Total Repurchase Agreements    19,200,000
                                               -----------
                  Total Investments (100.0%)   $71,096,434
                                               -----------
                                               -----------

(A) Annualized yields at time of purchase.

See Notes to Financial Statements.

CORE TRUST (DELAWARE)
- ------------------------------------------------------------------------------

GOVERNMENT CASH PORTFOLIO
SCHEDULE OF INVESTMENTS
AUGUST 31, 1997
- ------------------------------------------------------------------------------

    FACE                  SECURITY
   AMOUNT               DESCRIPTION               VALUE
- ------------   ------------------------------  ------------
U.S. GOVERNMENT SECURITIES (64.2%)
                        FEDERAL FARM CREDIT BANK (B)(3.8%)
$18,000,000    5.51%, 4/1/99.................  $ 18,000,000
                         FEDERAL HOME LOAN BANK (A) (3.2%)
 15,000,000    5.42%, 9/12/97................    14,977,416
          FEDERAL NATIONAL MORTGAGE ASSOCIATION (A)(25.0%)
 38,590,000    5.45%, 9/12/97................    38,531,633
 67,000,000    5.45%, 9/15/97................    66,868,153
 13,565,000    5.45%, 9/29/97................    13,509,604
                                               ------------
 Total Federal National Mortgage Association    118,909,390
                                               ------------
                  SMALL BUSINESS ADMINISTRATION (B)(12.7%)
    396,208    Pool# 500545, 8.38%,
                 3/25/03.....................       398,567
    400,744    Pool# 500746, 7.75%,
                 11/25/01....................       400,744
  1,316,936    Pool# 501077, 7.00%,
                 11/25/14....................     1,329,259
  2,537,728    Pool# 501308, 7.00%,
                 10/25/15....................     2,596,521
  3,474,044    Pool# 501543, 6.88%,
                 7/25/16.....................     3,489,518
    476,870    Pool# 501628, 8.38%,
                 9/25/04.....................       476,870
  1,496,499    Pool# 501690, 6.63%,
                 12/25/16....................     1,508,193
  1,977,024    Pool# 501898, 6.75%,
                 7/25/17.....................     1,986,144
  7,425,344    Pool# 502150, 6.50%,
                 2/25/18.....................     7,545,123
    720,884    Pool# 502161, 6.50%,
                 2/25/18.....................       727,425
  4,234,179    Pool# 502208, 6.50%,
                 2/25/18.....................     4,304,032
  2,285,160    Pool# 502306, 6.50%,
                 2/25/18.....................     2,322,533
  3,240,455    Pool# 502613, 6.50%,
                 4/25/19.....................     3,240,455
  1,228,725    Pool# 503058, 6.38%,
                 7/25/15.....................     1,228,725
  1,796,427    Pool# 503082, 6.38%,
                 8/25/20.....................     1,796,427
  2,422,208    Pool# 503120, 6.38%,
                 11/25/20....................     2,422,208
    476,247    Pool# 503121, 6.38%,
                 8/25/15.....................       476,247
  3,020,638    Pool# 503232, 6.13%,
                 12/25/15....................     3,020,638
  1,239,839    Pool# 503278, 6.13%,
                 2/25/21.....................     1,239,814
  2,956,148    Pool# 503431, 6.25%,
                 7/25/21.....................     2,957,922
  3,683,718    Pool# 503461, 6.25%,
                 9/25/21.....................     3,685,951
  3,482,960    Pool# 503472, 6.25%,
                 8/25/21.....................     3,485,060
  1,230,514    Pool# 503553, 6.13%,
                 11/25/21....................     1,227,449
  5,131,030    Pool# 503671, 6.13%,
                 3/25/22.....................     5,131,030
  1,994,249    Pool# 503754, 6.13%,
                 5/25/22.....................     1,994,249
  1,216,575    Pool# 503780, 6.13%,
                 3/25/22.....................     1,218,090
                                               ------------
         Total Small Business Administration     60,209,194
                                               ------------
              STUDENT LOAN MARKETING ASSOCIATION (B)(4.8%)
  8,000,000    5.41%, 8/20/98................     8,000,000
 10,000,000    5.41%, 11/10/98...............    10,000,000
  5,000,000    5.43%, 1/13/99................     5,000,000
                                               ------------
    Total Student Loan Marketing Association     23,000,000
                                               ------------

    FACE                  SECURITY
   AMOUNT               DESCRIPTION               VALUE
- ------------   ------------------------------  ------------
        STUDENT LOAN MARKETING ASSOCIATION--DISCOUNT NOTES
                                                (A)(14.7%)
$70,000,000    5.44%, 9/2/97.................  $ 70,000,000
                                               ------------
            Total U.S. Government Securities    305,096,000
                                               ------------
                             REPURCHASE AGREEMENTS (35.8%)
 45,000,000    Bear, Stearns & Co., Inc.,
                 5.63%, 9/2/97, to be
                 repurchased at $45,028,150;
                 Collateralized by
                 $66,130,386 FHLMC--GNMA 7
                 PO, 0%, 6/17/27.............    45,000,000
 15,000,000    Nomura Securities, 5.58%,
                 9/2/97, to be repurchased at
                 $15,009,300; Collateralized
                 by $37,095,000 FNMA 251 PO,
                 0%, 11/1/23.................    15,000,000
 45,150,000    Nomura Securities, 5.61%,
                 9/2/97, to be repurchased at
                 $45,178,144; Collateralized
                 by $61,305,000 FNMA 281 PO,
                 0%, 11/1/26.................    45,150,000
 65,000,000    Smith Barney, 5.59%, 9/2/97,
                 to be repurchased at
                 $65,070,651; Collateralized
                 by $50,000,000 FHLMC 184 PO,
                 0%, 5/1/27; $8,700,000 FHLMC
                 1695 AC, 6.09%, 1/15/24;
                 $27,500,000 FNMA 1992-197 A,
                 6.50%, 7/25/18..............    65,000,000
                                               ------------
                 Total Repurchase Agreements    170,150,000
                                               ------------
                  Total Investments (100.0%)   $475,246,000
                                               ------------
                                               ------------

(A) Annualized yields at time of purchase.

(B) Certain securities are deemed to have a maturity remaining until the next readjustment of the interest rate or the longer of the demand period or readjustment. The interest rates shown reflect the rate in effect on August 31, 1997.

FHLMC--Federal Home Loan Mortgage Corporation

FNMA--Federal National Mortgage Association

GNMA--Government National Mortgage Association

See Notes to Financial Statements.

                                                           CORE TRUST (DELAWARE)
- ------------------------------------------------------------------------------

CASH PORTFOLIO
SCHEDULE OF INVESTMENTS
AUGUST 31, 1997
- ------------------------------------------------------------------------------

    FACE                  SECURITY
   AMOUNT               DESCRIPTION               VALUE
- ------------   ------------------------------  ------------
U.S. GOVERNMENT SECURITIES (45.8%)
                      FEDERAL FARM CREDIT BANK (A) (14.6%)
$38,000,000    5.44%, 9/3/97.................  $ 37,994,258
                                               ------------
                  SMALL BUSINESS ADMINISTRATION (B) (8.0%)
    359,486    Pool# 500536, 7.50%,
                 5/25/13.....................       365,858
    637,976    Pool# 500730, 8.38%,
                 2/25/04.....................       652,365
      8,414    Pool# 500737, 7.75%,
                 12/25/97....................         8,414
     46,995    Pool# 501256, 7.45%,
                 7/25/98.....................        46,995
  1,533,813    Pool# 501733, 6.50%,
                 2/25/17.....................     1,558,776
  1,592,429    Pool# 501989, 6.63%,
                 10/25/12....................     1,602,943
    435,494    Pool# 502914, 6.50%,
                 3/25/15.....................       435,969
  1,904,988    Pool# 503121, 6.38%,
                 9/25/15.....................     1,904,988
  5,678,187    Pool# 503429, 6.25%,
                 6/25/16.....................     5,678,187
    920,929    Pool# 503461, 6.25%,
                 9/25/21.....................       921,495
  4,533,406    Pool# 503553, 6.13%,
                 11/25/21....................     4,521,251
  2,991,374    Pool# 503754, 6.13%,
                 5/25/22.....................     2,991,374
                                               ------------
         Total Small Business Administration     20,688,615
                                               ------------
              STUDENT LOAN MARKETING ASSOCIATION (B)(3.1%)
  6,000,000    5.61%, 1/21/98................     6,000,000
  2,000,000    5.60%, 2/17/98................     2,000,000
                                               ------------
          Student Loan Marketing Association      8,000,000
STUDENT LOAN MARKETING ASSOCIATION DISCOUNT NOTES(A)(20.1%)

 52,000,000    5.44%, 9/2/97.................    52,000,000
                                               ------------
            Total U.S. Government Securities    118,682,873
                                               ------------
                                      BANK NOTES (B)(3.1%)
  7,998,304    Bankers Trust New York Corp.,
                 5.66%, 7/21/98..............     7,998,304
                                               ------------
                                COMMERCIAL PAPER (A)(8.9%)
  5,000,000    American Express Credit Corp.,
                 5.54%, 9/17/97..............     4,988,458
  8,000,000    Ford Motor Credit Corp.,
                 5.54%, 9/17/97..............     7,981,533
 10,000,000    General Electric Capital
                 Corp., 5.52%, 10/7/97.......     9,946,333
                                               ------------
                      Total Commercial Paper     22,916,324
                                               ------------
                                    CORPORATE NOTES (8.1%)
  6,000,000    Bank of America N.A., 5.65%
                 V/R, 4/16/98................     6,000,000

    FACE                  SECURITY
   AMOUNT               DESCRIPTION               VALUE
- ------------   ------------------------------  ------------
                               CORPORATE NOTES, CONTINUED:

$ 5,000,000    Bear, Stearns & Co., Inc.,
                 5.63% V/R, 1/6/98...........  $  5,000,000
  5,000,000    Merrill Lynch & Co., Inc.,
                 5.61% V/R, 3/4/98...........     4,999,885
  5,000,000    Merrill Lynch & Co., Inc.,
                 5.68% V/R, 7/24/98..........     5,000,000
                                               ------------
                       Total Corporate Notes     20,999,885
                                               ------------
                             REPURCHASE AGREEMENTS (34.1%)
 25,000,000    Bear, Stearns & Co., Inc.,
                 5.63%, 9/2/97, to be
                 repurchased at $25,015,639;
                 Collateralized by
                 $36,860,000 FHLMC - GNMA
                 7 PO, 0%, 6/17/27...........    25,000,000
 28,310,000    Nomura Securities, 5.61%,
                 9/2/97, to be repurchased at
                 $28,327,647; Collateralized
                 by $38,440,000 FNMA 281 PO,
                 0%, 11/1/26.................    28,310,000
 35,000,000    Smith Barney, 5.59%, 9/2/97,
                 to be repurchased at
                 $35,038,043; Collateralized
                 by $50,000,000 FHLMC 183 IO,
                 7.00%, 4/1/27; $25,000,000
                 FHLMC 1611 G, 6.19%,
                 5/15/21; $15,000,000 FNMA
                 1993-172 F, 6.03%,
                 9/25/00.....................    35,000,000
                                               ------------
                 Total Repurchase Agreements     88,310,000
                                               ------------
                  Total Investments (100.0%)   $258,907,386
                                               ------------
                                               ------------

(A) Annualized yields at time of purchase.

(B) Certain securities are deemed to have a maturity remaining until the next readjustment of the interest rate or the longer of the demand period or readjustment. The interest rates shown reflect the rate in effect on August 31, 1997.

FHLMC--Federal Home Loan Mortgage Corporation

FNMA--Federal National Mortgage Association

GNMA--Government National Mortgage Association

V/R --Variable Rate

See Notes to Financial Statements.

CORE TRUST (DELAWARE)
- ------------------------------------------------------------------------------

STATEMENTS OF ASSETS AND LIABILITIES
AUGUST 31, 1997
- ------------------------------------------------------------------------------

                                                                     TREASURY       GOVERNMENT
                                                                       CASH            CASH             CASH
                                                                     PORTFOLIO       PORTFOLIO       PORTFOLIO
                                                                   -------------  ---------------  --------------
ASSETS:
  Investments: (Note 2)
    Investments at amortized cost................................  $  51,896,434   $ 305,096,000   $  170,597,386
    Repurchase agreements at cost................................     19,200,000     170,150,000       88,310,000
                                                                   -------------  ---------------  --------------
      Total investments at value.................................     71,096,434     475,246,000      258,907,386
  Cash...........................................................         17,471          34,002           33,236
  Interest and other receivables.................................          1,459       1,572,436          579,311
  Organization costs, net of amortization (Note 2)...............            718          13,169            3,562
                                                                   -------------  ---------------  --------------
Total Assets.....................................................     71,116,082     476,865,607      259,523,495
                                                                   -------------  ---------------  --------------
LIABILITIES:
  Payable to adviser (Note 3)....................................          2,401          16,970            8,218
  Payable to other related parties (Note 3)......................          4,490          30,672            6,996
  Accrued expenses...............................................          6,671          49,220           17,270
                                                                   -------------  ---------------  --------------
Total Liabilities................................................         13,562          96,862           32,484
                                                                   -------------  ---------------  --------------
NET ASSETS.......................................................  $  71,102,520   $ 476,768,745   $  259,491,011
                                                                   -------------  ---------------  --------------
                                                                   -------------  ---------------  --------------
COMPONENTS OF NET ASSETS:
  Investors' capital.............................................  $  71,102,520   $ 476,768,745   $  259,491,011
                                                                   -------------  ---------------  --------------
NET ASSETS.......................................................  $  71,102,520   $ 476,768,745   $  259,491,011
                                                                   -------------  ---------------  --------------
                                                                   -------------  ---------------  --------------

See Notes to Financial Statements.

                                                           CORE TRUST (DELAWARE)
- ------------------------------------------------------------------------------

STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED AUGUST 31, 1997
- ------------------------------------------------------------------------------

                                                                       TREASURY      GOVERNMENT
                                                                         CASH           CASH            CASH
                                                                      PORTFOLIO       PORTFOLIO       PORTFOLIO
                                                                     ------------  ---------------  -------------
INVESTMENT INCOME:
  Interest income..................................................   $2,597,996    $  27,916,906   $  10,383,977
                                                                     ------------  ---------------  -------------
EXPENSES:
  Investment advisory (Note 3).....................................       19,083          196,857          72,872
  Administration (Note 3)..........................................       24,287          252,821          92,652
  Custody..........................................................       12,143          126,410          46,326
  Accounting (Note 3)..............................................       24,279           48,000          48,000
  Legal (Note 3)...................................................        1,217           13,307           4,723
  Audit............................................................        3,664           25,895          12,541
  Trustees.........................................................          754            4,888           1,919
  Miscellaneous....................................................        1,786           32,388           6,572
                                                                     ------------  ---------------  -------------
Total expenses.....................................................       87,213          700,566         285,605
Fees waived (Note 4)...............................................      (14,346)              --          (7,621)
                                                                     ------------  ---------------  -------------
Net expenses.......................................................       72,867          700,566         277,984
                                                                     ------------  ---------------  -------------
NET INVESTMENT INCOME..............................................    2,525,129       27,216,340      10,105,993
                                                                     ------------  ---------------  -------------
NET REALIZED GAIN (LOSS) ON INVESTMENTS SOLD.......................        2,441          (27,824)         (8,648)
                                                                     ------------  ---------------  -------------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS...............   $2,527,570    $  27,188,516   $  10,097,345
                                                                     ------------  ---------------  -------------
                                                                     ------------  ---------------  -------------

See Notes to Financial Statements.

CORE TRUST (DELAWARE)
- ------------------------------------------------------------------------------

STATEMENTS OF CHANGES IN NET ASSETS
FOR THE YEARS ENDED AUGUST 31, 1996 AND 1997
- ------------------------------------------------------------------------------

                                                                 TREASURY         GOVERNMENT
                                                                   CASH              CASH              CASH
                                                                 PORTFOLIO         PORTFOLIO         PORTFOLIO
                                                              ---------------  -----------------  ---------------
NET ASSETS--September 1, 1995...............................  $            --  $              --  $            --
                                                              ---------------  -----------------  ---------------
OPERATIONS:
  Net investment income.....................................        2,035,977         25,307,996        6,173,705
  Net realized gain (loss) on investments sold..............            3,474             11,721            6,420
                                                              ---------------  -----------------  ---------------
    Net increase (decrease) in net assets resulting from
      operations............................................        2,039,451         25,319,717        6,180,125
                                                              ---------------  -----------------  ---------------
TRANSACTIONS IN INVESTORS' BENEFICIAL INTEREST:
  Contributions.............................................      338,723,762      1,854,582,628      466,894,348
  Withdrawals...............................................     (257,291,547)    (1,371,802,551)    (346,791,550)
                                                              ---------------  -----------------  ---------------
    Net transactions in investors' beneficial interests.....       81,432,215        482,780,077      120,102,798
                                                              ---------------  -----------------  ---------------
    Net increase (decrease).................................       83,471,666        508,099,794      126,282,923
                                                              ---------------  -----------------  ---------------
NET ASSETS--August 31, 1996                                        83,471,666        508,099,794      126,282,923
                                                              ---------------  -----------------  ---------------
OPERATIONS:
  Net investment income.....................................        2,525,129         27,216,340       10,105,993
  Net realized gain (loss) on investments sold..............            2,441            (27,824)          (8,648)
                                                              ---------------  -----------------  ---------------
    Net increase (decrease) in net assets resulting from
      operations............................................        2,527,570         27,188,516       10,097,345
                                                              ---------------  -----------------  ---------------
TRANSACTIONS IN INVESTORS' BENEFICIAL INTEREST:
  Contributions.............................................      292,088,302      1,552,918,166      633,698,622
  Withdrawals...............................................     (306,985,018)    (1,611,437,731)    (510,587,879)
                                                              ---------------  -----------------  ---------------
    Net transactions in investors' beneficial interests.....      (14,896,716)       (58,519,565)     123,110,743
                                                              ---------------  -----------------  ---------------
    Net increase (decrease).................................      (12,369,146)       (31,331,049)     133,208,088
                                                              ---------------  -----------------  ---------------
NET ASSETS--August 31, 1997.................................  $    71,102,520  $     476,768,745  $   259,491,011
                                                              ---------------  -----------------  ---------------
                                                              ---------------  -----------------  ---------------

See Notes to Financial Statements.

                                                           CORE TRUST (DELAWARE)
- ------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 1997
- ------------------------------------------------------------------------------

NOTE 1. SUMMARY OF ORGANIZATION

Core Trust (Delaware) ("Core Trust") was formed as a Delaware business trust on September 1, 1994. Core Trust, which is registered as an open-end, management investment company under the Investment Company Act of 1940 (the "Act"), currently has seventeen separate investment portfolios. These financial statements relate to Treasury Cash Portfolio, Government Cash Portfolio and Cash Portfolio (each a "Portfolio" and collectively the "Portfolios"), each of which is diversified. The Portfolios commenced operations on September 1, 1995. Interests in the Portfolios are sold in private placement transactions without any sales charge to institutional clients, including open-end, management investment companies.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Portfolios' financial statements are prepared in accordance with generally accepted accounting principles which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increase and decrease in net assets from operations during the fiscal period. Actual results could differ from those estimates.

The following represent significant accounting policies of the Portfolios:


PORTFOLIO VALUATION-Core Trust determines the net asset value per share of each Portfolio as of 1:00 p.m., Pacific time, on each Portfolio business day utilizing the amortized cost method pursuant to Rule 2a-7 under the Act. Under this method, all investments purchased at a discount or premium are valued by accreting or amortizing, respectively, the difference between the original purchase price and the maturity value of the investment over the period to the investment's maturity.

REPURCHASE AGREEMENTS-The Portfolios may invest in repurchase agreements. Each Portfolio, through its custodian, receives delivery of the underlying securities, whose market value must always equal or exceed the repurchase price plus accrued interest. The investment adviser is responsible for determining the value of the underlying securities at all times. In the event of default, the Portfolio may have difficulties with the disposition of such securities.

ORGANIZATIONAL COSTS-The costs incurred by each Portfolio in connection with its organization have been capitalized and are being amortized using the straight-line method over a five year period beginning on the commencement of each Portfolio's operations. These costs were paid by Forum Financial Corp. and were reimbursed by the Portfolios.

FEDERAL TAXES-The Portfolios are not required to pay federal income taxes on their net investment income and net capital gain, as they are treated as partnerships for federal income tax purposes. All interest, dividends, gain and loss of a Portfolio are deemed to have been "passed through" to the partners in proportion to their holdings of the Portfolio regardless of whether such interest, dividends or gain has been distributed by the Portfolio.

SECURITIES TRANSACTIONS, INTEREST INCOME AND REALIZED GAIN AND LOSS-Securities transactions are recorded on a trade date basis, interest income is accrued as earned and realized gain and loss on investments sold are recorded on the basis of identified cost. The cost basis of investments for federal income tax purposes at August 31, 1997 is the same as for financial accounting purposes.

NOTE 3. INVESTMENT ADVISORY AND OTHER SERVICES

INVESTMENT ADVISERS-The investment adviser to each Portfolio is Linden Asset Management, Inc. (the "Adviser"). Effective January 1, 1997, pursuant to investment advisory agreements with respect to each Portfolio, the Adviser receives from each Portfolio an advisory fee based upon the total average daily net

CORE TRUST (DELAWARE)
- ------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS (concluded)
AUGUST 31, 1997
- ------------------------------------------------------------------------------
assets of the Portfolios ("Total Portfolio Assets") that is calculated on a cumulative basis as follows: 0.06% for the first $200 million of Total Portfolio Assets, 0.04% of the next $300 million of Total Portfolio Assets and 0.03% of the remaining Total Portfolio Assets. The minimum total annual advisory fee is $50,000.

Prior to January 1, 1997, the Adviser received from each Portfolio an advisory fee based upon Total Portfolio Assets that was calculated on a cumulative basis as follows: 0.05% for the first $200 million of Total Portfolio Assets, 0.03% of the next $300 million of Total Portfolio Assets and 0.02% of the remaining Total Portfolio Assets.

Pursuant to investment advisory agreements with respect to each Portfolio among Core Trust, the Adviser and Forum Advisors, Inc.-Registered Trademark- ("Forum Advisors"), the Adviser may delegate responsibility for portfolio management to Forum Advisors. To the extent the Adviser has so delegated its responsibilities, the Adviser pays its advisory fee to Forum Advisors.

ADMINISTRATOR-The administrator of each Portfolio is Forum Financial Services, Inc.-Registered Trademark- ("Forum"), a registered broker-dealer and a member of the National Association of Securities Dealers, Inc. For its administrative services and facilities, Forum receives from each Portfolio an administration fee at an annual rate of 0.05% of the average daily net assets of the Portfolio. In addition, certain legal expenses are charged to the Funds by Forum. For the year ended August 31, 1997, the respective amounts charged to Treasury Cash Portfolio, Government Cash Portfolio and Cash Portfolio were $380, $3,953 and $1,354.

OTHER SERVICE PROVIDERS-The interestholder record keeper and fund accountant of the Portfolios is Forum Accounting Services, Limited Liability Company ("FAS"). FAS is paid an annual accounting fee of the lesser of 0.05% of the average daily net assets of the Portfolio on an annualized basis or $48,000, plus certain additional charges for each interestholder in the Portfolio.

PLACEMENT AGENT-Forum acts as Core Trust's placement agent pursuant to a separate agreement with Core Trust and receives no compensation for these services.

NOTE 4. WAIVER OF FEES

Forum has voluntarily waived a portion of its fees. For the year ended August 31, 1997, Forum waived administration fees for Treasury Cash Portfolio and Cash Portfolio in the amount of $14,346 and $7,621, respectively.

NOTE 5. INCOME AND EXPENSE RATIOS

Portfolio income and expense ratios for the years ended August 31, 1996 and 1997 are presented below. During the period, various fees were waived. The ratio of Gross Expenses to Average Net Assets reflects the expense ratio excluding any waivers.

                                                                                      RATIOS TO AVERAGE NET ASSETS
                                                                                  -------------------------------------
                                                                                                   NET
                                                                                               INVESTMENT      GROSS
                                                                                   EXPENSES      INCOME      EXPENSES
                                                                                  -----------  -----------  -----------
Treasury Cash Portfolio
  Year Ended August 31, 1997....................................................       0.15%        5.20%        0.18%
  Year Ended August 31, 1996....................................................       0.15%        5.30%        0.20%
Government Cash Portfolio
  Year Ended August 31, 1997....................................................       0.14%        5.38%        0.14%
  Year Ended August 31, 1996....................................................       0.14%        5.49%        0.14%
Cash Portfolio
  Year Ended August 31, 1997....................................................       0.15%        5.45%        0.15%
  Year Ended August 31, 1996....................................................       0.15%        5.50%        0.16%

                                                           CORE TRUST (DELAWARE)
- ------------------------------------------------------------------------------

SUPPLEMENTARY INFORMATION
AUGUST 31, 1997
- ------------------------------------------------------------------------------

SPECIAL MEETING OF INTERESTHOLDERS (unaudited)

The following matter was submitted to a vote of interestholders of each Portfolio at a special meeting held December 27, 1996: To approve an amendment to the Investment Advisory Agreement between Core Trust (Delaware) and Linden Asset Management, Inc. to increase the investment advisory fee with respect to the Portfolios. Interests in each of the Portfolios were voted as follows:
Treasury Cash Portfolio--95.88% For; 4.12% Against; 0% Abstained; Government Cash Portfolio--70.34% For; 29.66% Against; 0% Abstained; and Cash Portfolio--58.63% For; 41.37% Against; 0% Abstained.

                                     PART C
                                OTHER INFORMATION

ITEM 24. FINANCIAL STATEMENTS AND EXHIBITS.

(A)      FINANCIAL STATEMENTS.

         INCLUDED IN PART A

                  Not Applicable.

         INCLUDED IN PART B

         For Treasury Cash Portfolio, Government Cash Portfolio and Cash
         Portfolio:

                  Audited financial statements for the fiscal period ended August 31, 1997, including: statements of assets and liabilities, statements of operations, statements of changes in net assets, notes to financial statements, portfolios of investments and independent auditor's report thereon.

(B)      EXHIBITS:

(1)      Copy of Trust Instrument (See Note A)
(2)      Not Applicable.
(3)      Not Applicable.
(4)      Not Applicable.

(5)       (a)  Copy of the Investment  Advisory Agreement between Registrant and
               Norwest Investment Management, Inc. (filed herewith).
          (b) Copy of the Investment Advisory Agreement between Registrant and Schroder Capital Management International Inc.(See Note B).
          (c)  No Longer Effective.
          (d)  No Longer Effective.
          (e) Copy of the Investment Advisory Agreement between Registrant and Forum Investment Advisors, LLC (included herewith).
          (f) Copy of Investment Subadvisory Agreement between Registrant, Norwest Investment Management, Inc. and Crestone Capital Management, Inc. (included herewith).
          (g) Copy of Investment Subadvisory Agreement between Registrant, Norwest Investment Management, Inc. and Peregrine Capital Management, Inc. (included herewith).
          (h) Copy of Investment Subadvisory Agreement between Registrant, Norwest Investment Management, Inc. and Galliard Capital Management, Inc. (included herewith).
          (i) Copy of Investment Subadvisory Agreement between Registrant, Norwest Investment Management, Inc. and United Capital Management (included herewith).
          (j)  Copy of  Investment  Subadvisory  Agreement  between  Registrant,
               Norwest Investment Management, Inc. and Smith Asset Management Group (included herewith).
(6)      Not required.
(7)      Not Applicable.
(8)       (a)  Copy of the Custodian  Agreement  between  Registrant and Norwest
               Bank Minnesota, N.A. (See Note B).
          (b) Copy of the Custodian Agreement between Registrant and The Chase Manhattan Bank, N.A. ("Chase") (See Note B).
          (c) Copy of the Foreign Subcustody Agreement between Chase and various foreign subcustodians (See Note A).
          (d) Copy of the Custodian Agreement between Registrant and Imperial Trust Company (See Note B).
          (e) Copy of the Custodian Agreement between Registrant and First National Bank of Boston, N.A. (See Note B).

(9)       (a)  Copy of the Administration Agreement between Registrant and Forum
               Administrative Services, LLC. (filed herewith).
          (b) Copy of the Fund Portfolio and Unitholder Accounting Agreement between Registrant and Forum Accounting Services, LLC. (filed herewith).
          (c) Copy of the Placement Agent Agreement between Registrant and Forum. (See Note B).
          (d)  No Longer Effective.
          (e)  No Longer Effective.
          (f) Copy of the Placement Agent Agreement between Registrant and Forum with respect to Treasury Cash Portfolio, Government Cash Portfolio, Cash Portfolio and Treasury Portfolio. (See Note B).
(10)     Not required.
(11)     Not required.
(12)     Not required.
(13)     Not Applicable.
(14)     Not Applicable.
(15)     Not Applicable.
(16)     Not Applicable.
(17)     Financial Data Schedule.
(18)     Not Applicable.

Note A: Filed in Registrant's Registration Statement on November 10, 1994.

Note B. Filed in Amendment No.5 to Registrant's Registration Statement on
        September 30, 1996.

ITEM 25. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

         As of December 31, 1997 substantially all of the interests in Prime Money Market Portfolio, Money Market Portfolio, Positive Return Bond Portfolio, Stable Income Portfolio, Managed Fixed Income Portfolio, Total Return Bond Portfolio, Strategic Value Bond Portfolio, Index Portfolio, Income Equity Portfolio, Large Company Growth Portfolio, Disciplined Growth Portfolio, Small Cap Index Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Small Cap Value Portfolio and International Portfolio were owned by various series of Norwest Advantage Funds, a registered open-end, management investment company.

         As of December 31, 1997 substantially all of the interests in Treasury Cash Portfolio, Government Cash Portfolio and Cash Portfolio were owned by various series of Monarch Funds, a registered, open-end management investment company.

         As of December 31, 1997 substantially all of the interests in Treasury Portfolio were owned by Daily Assets Treasury Fund, a series of Forum Funds, a registered open-end, management investment company.

     As of December 31, 1997 substantially all of the interests in Municipal Cash Portfolio were owned by Forum Financial Services, Inc. and its affiliates, which are controlled by John Y. Keffer.

ITEM 26. NUMBER OF HOLDERS OF SECURITIES AS OF DECEMBER 31, 1997.

         Title of Class of Shares
         of Beneficial Interest                    Number of Holders

         Treasury Cash Portfolio                                   2
         Government Cash Portfolio                                 2
         Cash Portfolio                                            3

         Treasury Portfolio                                        2
         Municipal Cash Portfolio                                  2

         Prime Money Market Portfolio                              2
         Money Market Portfolio                                    2
         Positive Return Bond Portfolio                            5
         Stable Income Portfolio                                   3
         Managed Fixed Income Portfolio                            5
         Total Return Bond Portfolio                               2
         Strategic Value Bond Portfolio                            6
         Index Portfolio                                           6
         Income Equity Portfolio                                   6
         Large Company Growth Portfolio                            7
         Disciplined Growth Portfolio                              6
         Small Cap Index Portfolio                                 0
         Small Company Stock Portfolio                             8
         Small Company Growth Portfolio                            8
         Small Company Value Portfolio                             7
         Small Cap Value Portfolio                                 8
         International Portfolio                                   7

ITEM 27. INDEMNIFICATION.

         The Trust currently holds a directors' and officers' errors and omissions insurance policy jointly with Forum Funds, the terms of which are consistent with industry standards. The policy provides generally for the indemnification against loss by the insured in connection with a judgment of liability in certain litigation arising from the insured's wrongful act or an error, act or omission by a person for whom the insured becomes legally responsible. The policy provides coverage in the amount of $6,000,000. The policy premiums are allocated between the Trust and Forum Funds based upon the pro rata share of assets of each insured. The Trust's trustees and officers also are insured under the Trust's fidelity bond purchased pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Act").

         The general effect of Article 5 of Registrant's Trust Instrument is to indemnify existing or former trustees and officers of the Trust to the fullest extent permitted by law against liability and expenses. There is no indemnification if, among other things, any such person is adjudicated liable to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. This description is modified in its entirety by the provisions of
Article 5 of Registrant's Trust Instrument contained in this Registration Statement as Exhibit 1 and incorporated herein by reference.

         Provisions of each of Registrant's investment advisory agreements provide that the respective investment adviser shall not be liable for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing shall be deemed to protect, or purport to protect, the investment adviser against any liability to Registrant or to Registrant's interestholders to which the investment adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the investment adviser's duties, or by reason of the investment adviser's reckless disregard of its obligations and duties hereunder. This description is modified in its entirety by the provisions of Registrant's Investment Advisory Agreements contained in this Registration Statement as Exhibit 5 and incorporated herein by reference.

         As custodian to certain portfolios of the Trust, under Section 18 of its custodian agreement Norwest is not liable for any action taken in good faith reliance upon the advice or statements of certain experts. Under that agreement, the Trust has agreed to indemnify and hold Norwest harmless for any loss, claim, damage or expense arising out of the custodian relationship; provided such loss, claim, damage or expense is not the direct result of the Custodian's negligence or willful misconduct. This description is modified in its entirety by the provisions of Registrant's Custodian Agreement contained in this Registration Statement as Exhibit 8(a) and incorporated herein by reference.

         The indemnification provisions set forth under Section 1 paragraphs (f) and (g) of the Placement Agent Agreement between FFSI (defined as "Forum" under the agreement) and the Trust, specifically provide as follows:

         (f) The Trust agrees to indemnify, defend and hold Forum, its several officers and directors, and any person who controls Forum within the meaning of Section 15 of the Securities Act of 1933 ("1933 Act") or
         Section 20 of the Securities Exchange Act of 1934 (the "1934 Act") (for purposes of this Section 1(f), collectively, "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and any counsel fees incurred in connection therewith) which any Covered Person may incur under the 1933 Act, the 1934 Act, common law or otherwise, arising out of or based on any untrue statement of a material fact contained in any registration statement, private placement memorandum or other offering material ("Offering Material") or arising out of or based on any omission to state a material fact required to be stated in any Offering Material or necessary to make the statements in any Offering Material not misleading, provided, however, that the Trust's agreement to indemnify Covered Persons shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any financial and other statements as are furnished in writing to the Trust by Forum in its capacity as Placement Agent for use in the answers to any items of any registration statement or in any statements made in any Offering Material, or arising out of or based on any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Trust's agreement to Section 1(e) shall not be deemed to cover any liability to the Trust or its investors to which a Covered Person would otherwise be subject by reason or willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of a Covered Person's reckless disregard of its obligations and duties under this Agreement. The Trust shall be notified of any action brought against a Covered Person, such notification to be given by letter or by telegram addressed to the Secretary of the Trust, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. The failure to notify the Trust of any such action shall not relieve the Trust from any liability except to the extent that the Trust shall have been prejudiced by such failure, or from any liability that the Trust may have to the Covered Person against whom such action is brought by reason of any such untrue statement or omission, otherwise than on account of the Trust's indemnity agreement contained in this Section 1(f). The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but in such case such defense shall be conducted by counsel chosen by the Trust and approved by Forum, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case Forum reasonably does not approve of counsel chosen by the Trust, the Trust will reimburse the Covered Person named as defendant in such suit, for the fees and expenses of any counsel retained by Forum or such Covered Person. The Trust's indemnification agreement contained in this Section (f) and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Covered Persons, and shall survive the delivery of any Interests. This agreement of indemnity will inure exclusively to Covered Persons and their successors. The Trust agrees to notify Forum promptly of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees in connection with the issue and sale of any Interests.

         (g) Forum agrees to indemnify, defend and hold the Trust, its several officers and trustees, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (for purposes of this Section 1(g) collectively, "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands, liabilities and any counsel fees incurred in connection therewith) that Covered Persons may incur under the 1933 Act, the 1934 Act, or common law or otherwise, but only to the extent that such liability or expense incurred by a Covered Person resulting from such claims or demands shall arise out of or be based on any untrue statement of a material fact contained in information furnished in writing by Forum in its capacity as Placement Agent to the Trust for use in the answers to any of the items of any registration statement or in any statements in any Offering Material or shall arise out of or be based on any omission to state a material fact in connection with such information furnished in writing by Forum to the Trust required to be stated in such answers or necessary to make such information not misleading. Forum shall be notified of any action brought against a Covered Person, such notification to be given by letter or telegram addressed to Forum,

          Attention: Legal Department, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. Forum shall have the right of first control of the defense of the action with counsel of its own choosing satisfactory to the Trust if such action is based solely on such alleged misstatement or omission on Forum's part, and in any other event each Covered
          Person shall have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify Forum of any such action shall not relieve Forum from any liability except to the extent that Forum shall have been prejudiced by such failure, or from any liability that Forum may have to Covered Persons by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of Forum's indemnity agreement contained in this Section 1(g).

         Insofar as indemnification for liability arising under the 1933 Act may be permitted to trustees, officers and controlling persons of the Trust pursuant to the foregoing provisions, or otherwise, the Trust has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Trust of expenses incurred or paid by a trustee, officer or controlling person of the Trust in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Trust will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 28. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISERS.

NORWEST INVESTMENT MANAGEMENT, INC.

     The description of Norwest Investment Management, Inc. ("NIM") in Parts A and B of this Registration Statement are incorporated by reference herein.

         The following are the directors and principal executive officers of NIM, including their business connections which are of a substantial nature. The address of Norwest Corporation, the parent of Norwest Bank Minnesota, N.A. ("Norwest Bank"), which is the parent of NIM, is Norwest Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479. Unless otherwise indicated below, the principal business address of any company with which the directors and principal executive officers are connected is also Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

          James R. Campbell, Director, President and Chief Executive Officer, has held this position for the last two years. Mr. Campbell is also Executive Vice President of Norwest Corporation, Director and Chairman of Norwest Investment Advisors, Inc., and a Director of Flore Properties, Inc., Centennial Investment Corporation and Peregrine Capital Management, Inc., which is located at LaSalle Plaza, 800
          LaSalle Avenue, Suite 1850, Minneapolis, Minnesota 55402-2056. Mr. Campbell is also a Director of a number of non-profit organizations located in Minneapolis, Minnesota. Within the last two years Mr. Campbell was a Director of Norwest Insurance, Inc. and Norwest Equipment Finance, Inc.

          Michael A. Graf, Controller and Cashier, also serves as Senior Vice President and Controller of Norwest Corporation.

          P. Jay Kiedrowski, Executive Vice President, has served in various capacities as an employee of Norwest Bank Minnesota, N.A. and/or its affiliates since August 1987. Mr. Kiedrowski is also a Director and Chairman of the Board of Norwest Investment Management, Inc. and President of Norwest Investment Management, a part of Norwest.

          Scott A. Kisting, Director and Executive Vice President, is also a Director of Norwest Insurance, Inc., IntraWest Insurance Company and Fidelity National Life Insurance Company.

          William H. Queenan, Director, is also Executive Vice President of Norwest Corporation.

          John T. Thornton, Director, is also Executive Vice President and Chief Financial Officer of Norwest Corporation. Mr. Thornton is also a Director of Northern Prairie Indemnity, Limited, Grand Cayman, Cayman Islands, British West Indies, a Director of Norwest Capital Markets, Inc. Mr. Thornton is also a Director of Norwest Growth Fund, Inc., Norwest Venture Capital Management, Inc. and Norwest Equity Capital, Inc., and Director, President and Treasurer of Norwest Investors, Inc., and Director, President and CEO of Norwest Limited, Inc., all located at 2800 Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota 54402. Mr. Thornton is also Director and President of Superior Guaranty Insurance Company and Norwest Holding Company, and a Director of Bettendorf Asset Management, Inc. Mr. Thornton is also a Director of Eau Claire Asset Management, Inc.,
          Green  Bay  Asset  Management,  Inc.,  Iowa  Asset  Management,  Inc.,
          LaCrosse Asset Management, Inc., South Bend Asset Management, Inc., South Dakota Asset Management, Inc., Waupun Asset Management, Inc., all located at 100 West Commons Blvd., Suite 303, New Castle, DE 19720.

          Richard C. Westergaard, Executive Vice President, has served in various capacities as an employee of Norwest Bank Minnesota, N.A. and/or its affiliates during the last two years. Mr.Westergaard is also a Director of Norwest Business Credit, Inc., Norwest Credit, Inc., First Interstate Equipment Finance, Inc. and R.D. Leasing, Inc. and a Director of Norwest Equipment Finance, Inc. and Commonwealth Leasing Corporation, located at Investors Building, 733 Marquette, Suite 300, Minneapolis, Minnesota 55479-2048.

          Charles D. White, Senior Vice President, has served in various capacities as an employee of Norwest Bank Minnesota, N.A. and/or its affiliates during the last two years. Mr. White is also Treasurer and Chief Financial Officer of Norwest Limited, Inc. Mr. White is also a Director of Bettendorf Asset Management, Inc., Eau Claire Asset Management, Inc., Green Bay Asset Management, Inc., IntraWest Asset
          Management, Inc., Iowa Asset Management, Inc., LaCrosse Asset Management, Inc., South Bend Asset Management, Inc., South Dakota Asset Management, Inc., and Waupun Asset Management, Inc., located at 100 West Commons Boulevard, Suite 303, New Castle, DE 19720.

CRESTONE CAPITAL MANAGEMENT, INC.

     The description of Crestone Capital Management, Inc. ("Crestone") in Parts A and B of this Registration Statement are incorporated by reference herein.

         The following are the directors and principal executive officers of Crestone, including their business connections which are of a substantial nature. The address of Crestone is 7720 East Belleview Avenue, Suite 220, Englewood, Colorado 80111 and, unless otherwise indicated below, that address is the principal business address of any company with which the directors and principal executive officers are connected.

          Kirk McCown, President and Director.

          Mark Steven Sunderhuse, Senior Vice President and Director.

          P. Jay Kiedrowski, Director. Mr. Kiedrowski is also President and Chairman of the Board of Norwest and an Executive Vice President of Norwest Bank. His address is Sixth and Marquette Avenue, Minneapolis, Minnesota 55479.

          Steven P. Gianoli, Director. Mr. Gianoli is a Vice President of Norwest and Norwest Bank. His address is Sixth and Marquette Avenue, Minneapolis, Minnesota 55479.

          Susan Koonsman, Director. Ms. Koonsman is President of Norwest Investments & Trust. Her address is 1740 Broadway, Denver, Colorado 80274.

PEREGRINE CAPITAL MANAGEMENT, INC.

     The description of Peregrine Capital Management, Inc. ("Peregrine") in Parts A and B of this Registration Statement are incorporated by reference herein.

         The following are the directors and principal executive officers of Peregrine, including their business connections which are of a substantial nature. The address of Peregrine is LaSalle Plaza, 800 LaSalle Avenue, Suite 1850, Minneapolis, Minnesota 55402 and, unless otherwise indicated below, that address is the principal business address of any company with which the directors and principal executive officers are connected.

          James  R.  Campbell,   Director.  Mr.  Campbell  is  President,  Chief
          Executive Officer and a Director of Norwest Bank. His address is Sixth and Marquette Avenue, Minneapolis, Minnesota 55479-0116

          Patricia D. Burns, Senior Vice President.

          Tasso H. Coin, Senior Vice President.

          John S. Dale, Senior Vice President.

          Julie M. Gerend, Senior Vice President. Prior to September, 1995, Ms. Gerend was Manager, Account Executive at Fidelity Institutional Retirement Services, Co.

          William D. Diese, Senior Vice President.

          Daniel J. Hagen, Vice President. Prior to May, 1996, Mr. Hagen was Managing Director of Piper Jaffray, Inc.

          Ronald G. Hoffman, Senior Vice President and Secretary.

          Frank T. Matthews, Vice President.

          Jeannine McCormick, Senior Vice President.

          Barbara K. McFadden, Senior Vice President.

          Robert B. Mersky, Chairman, President and Chief Executive Officer.

          Gary E. Nussbaum, Senior Vice President.

          James P. Ross, Vice President. Prior to November, 1996, Mr. Ross was Vice President of Norwest Bank.

          Jonathan L. Scharlau, Assistant Vice President.

          Jay H. Strohmaier, Senior Vice President. Prior to September, 1996, Mr. Strohmaier was Senior Vice President/Managed Accounts for Voyageur Asset Management.

          Paul E. von Kuster, Senior Vice President.

          Janelle M. Walter, Assistant Vice President.

          Paul R. Wurm, Senior Vice President.

          J. Daniel Vandermark, Vice President. His address is Sixth and Marquette Avenue, Minneapolis, Minnesota 55479-1013

GALLIARD CAPITAL MANAGEMENT, INC.

     The description of Galliard Capital Management, Inc. ("Galliard") in Parts A and B of this Registration Statement are incorporated by reference herein.

         The following are the directors and principal executive officers of Galliard, including their business connections which are of a substantial nature. The address of Galliard is LaSalle Plaza, Suite 2060, 800 LaSalle Avenue, Minneapolis, Minnesota 55479 and, unless otherwise indicated below, that address is the principal business address of any company with which the directors and principal executive officers are connected.

          Peter Jay Kiedrowski, Chairman. Mr. Kiedrowski is President and Chief Executive Officer of NIM; Chairman of Crestone and Executive Vice President of Norwest Bank.

          Richard Merriam, Principal. Mr. Merriam is Chief Investment Officer of Insight Investment Management.

          John Caswell, Principal. Mr. Caswell is Chief Investment Officer of Norwest Bank, N.A.

          Karl Tourville, Principal. Mr. Tourville is Vice President/Head of Fixed Income of Norwest Bank.

          Laura Gideon, Senior Vice President of Marketing. Ms. Gideon is Vice President of Marketing for American Express.

          Leela Scattum, Vice President of Operations. Ms. Scattum is a Fund Accountant for Norwest Bank.

UNITED CAPITAL MANAGEMENT

         The description of United Capital Management ("UCM") in Parts A and B of this Registration Statement are incorporated by reference herein.

         The following are the directors and principal executive officers of UCM, including their business connections which are of a substantial nature. The address of UCM is 1700 Lincoln Street, Suite 3301, Denver, Colorado 80274 and, unless otherwise indicated below, that address is the principal business address of any company with which the directors and principal executive officers are connected.

          W. Lon Schreur, President. Mr. Schreur is Senior Vice President of Norwest Bank Colorado, N.A..

          John T. Groton, Vice President. Mr. Groton is Vice President of Norwest Bank Colorado, N.A.

          David B. Kinney, Vice President. Mr. Kinney is Vice President of Norwest Bank Colorado, N.A.

          James C. Peery, Senior Vice President. Mr. Peery is Vice President of Norwest Bank Colorado, N.A.

          Leona F. Bennett, Vice President. Ms. Bennett is Vice President of Norwest Bank Colorado, N.A.

          Denise B. Johnson, Vice President. Mr. Johnson is Vice President of Norwest Bank Colorado, N.A.

SCHRODER CAPITAL MANAGEMENT INTERNATIONAL INC.

     The  description  of  Schroder  Capital   Management   International   Inc.
("Schroder") in Parts A and B of the Registration Statement are incorporated by reference herein.

         The following are the directors and principal officers of Schroder, including their business connections which are of a substantial nature. The address of each company listed, unless otherwise noted, is 33 Gutter Lane,

London EC2V 8AS, United Kingdom. Schroder Capital Management International Limited ("Schroder Ltd.") is a United Kingdom affiliate of Schroder which provides investment management services international clients located principally in the United States.

          David M. Salisbury. Chief Executive Officer, Director and Chairman of Schroder Capital; Joint Chief Executive and Director of Schroder.

          Richard R. Foulkes. Senior Vice President and Managing Director of Schroder Capital.

          John A. Troiano. Managing Director and Senior Vice President. Mr. Troiano is also a Director of Schroder Ltd.

          David Gibson. Senior Vice President and Director of Schroder Capital. Director of Schroder Wertheim Investment Services Inc.

          John S. Ager. Senior Vice President and Director of Schroder Capital.

          Sharon L. Haugh. Senior Vice President and Director of Schroder Capital, Director and Chairman of Schroder Advisors Inc.

          Gavin D.L. Ralston. Senior Vice President and Director of Schroder Capital.

          Mark J. Smith. Senior Vice President and Director of Schroder Capital.

          Robert G. Davy. Senior Vice President. Mr. Davy is also a Director of Schroder Ltd. and an officer of open end investment companies for which SCMI and/or its affiliates provide investment services.

          Jane P. Lucas. Senior Vice President and Director of Schroder Capital; Director of Schroder Advisors Inc.; Director of Schroder Wertheim Investment Services, Inc.

          C. John Govett. Director of Schroder Capital; Group Managing Director of Schroder Investment Management Ltd. and Director of Schroders plc.

          Phillipa J. Gould. Senior Vice President and Director of Schroder Capital.

          Louise Croset. First Vice President and Director of Schroder Capital.

          Abdallah Nauphal, Group Vice President and Director.

SMITH ASSET MANAGEMENT GROUP

         The description of Smith Asset Management Group ("Smith") in Parts A and B of the Registration Statement are incorporated by reference herein.

         The following are the directors and principal executive officers of Smith, including their business connections which are of a substantial nature. The address of Smith is 500 Crescent Court, Suite 250, Dallas, Texas 75201 and, unless otherwise indicated below, that address is the principal business address of any company with which the directors and principal executive officers are connected.

          Stephen  S.  Smith,  President.  Mr.  Smith  is  President  and  Chief
          Executive   Officer.   Mr.  Smith  is  also  a  partner  of  Discovery
          Management.

          Stephen J. Summers, Chief Operating Officer. Mr. Summers is also a partner of Discovery Management.

          Sarah C. Castleman, Vice President. Ms. Castleman is also a partner of Discovery Management and prior thereto was an Assistant Vice President at NationsBank, 901 Main Street, 16th Floor, Dallas, Texas 75201.

FORUM INVESTMENT ADVISORS, LLC

         The description of Forum Investment Advisors, LLC ("FIA") in Parts A and B of the Registration Statement are incorporated by reference herein.

         The following are the members of FIA, Two Portland Square, Portland, Maine 04101, including their business connections which are of a substantial nature.

         Forum Holdings Corp. I, Member.
         Forum Financial Group, LLC, Member.

     Both Forum Holdings Corp. I and Forum Financial Group, LLC are controlled by John Y. Keffer, Chairman and President of the Registrant. Mr. Keffer is President of Forum Financial Group, LLC. Mr. Keffer is also a director and/or officer of various registered investment companies for which the various Forum Financial Group of Companies provides services.

     The following are the officers of FIA including their business connections which are of a substantial nature. Each officer may serve as an officer of various registered investment companies for which the Forum Financial Group of Companies provides services.

          William J. Lewis, Director.

          Sara M. Morris, Treasurer. Chief Financial Officer, Forum Financial Group, LLC. Ms. Morris serves as an officer of several other Forum affiliated companies.

          David I. Goldstein, Secretary. General Counsel, Forum Financial Group, LLC. Mr. Goldstein serves as an officer of several other Forum affiliated companies.

          Dana  A.  Lukens,   Assistant  Secretary.   Corporate  Counsel,  Forum
          Financial Group, LLC. Mr. Lukens also serves as an officer of several other Forum affiliated companies.

          Margaret J. Fenderson, Assistant Treasurer. Corporate Accounting Manager, Forum Financial Group, LLC. Ms. Fenderson also serves as an officer of several other Forum affiliated companies.

ITEM 29. PRINCIPAL UNDERWRITERS.

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      Not Applicable.

ITEM 30. LOCATION OF BOOKS AND RECORDS.

         The majority of the accounts, books and other documents required to be maintained by Section 31(a) of the Act and the Rules thereunder are maintained at the offices of Forum Financial Services, Inc., Forum Financial Corp. and Forum Accounting Services, Limited Liability Company, Two Portland Square, Portland, Maine 04104. The records required to be maintained under Rule 31a-1(b)(1) with respect to journals of receipts and deliveries of securities and receipts and disbursements of cash are maintained at the offices of the Registrant's custodians, as listed under "Custodian" in Part B to this Registration Statement. The records required to be maintained under Rule
31a-1(b)(5), (6) and (9) are maintained at the offices of Registrant's investment advisers, as listed in Item 28 hereof.

ITEM 31. MANAGEMENT SERVICES.

         Not Applicable.

ITEM 32. UNDERTAKINGS.

         Registrant undertakes to contain in its Trust Instrument provisions for assisting shareholder communications and for the removal of trustees substantially similar to those provided for in Section 16(c) of the Act, except to the extent such provisions are mandatory or prohibited under applicable Delaware law.

                                   SIGNATURES


Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Core Trust (Delaware), has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Portland and the State of Maine on the 2nd day of January, 1998.

                                                CORE TRUST (DELAWARE)


                                                By:    /s/  John Y. Keffer
                                                   ---------------------------
                                                         John Y. Keffer
                                                         President

                                                 INDEX TO EXHIBITS

                                                                                                         Sequential
Exhibit                                                                                                 Page Number
-------                                                                                                 -----------

(5)      (a)      Copy of the Investment Advisory Agreement between Registrant and Norwest
                  Investment Management, Inc.
         (e)      Copy of the Investment Advisory Agreement between Registrant and Forum
                  Investment Advisors, LLC
         (f)      Copy of Investment Subadvisory Agreement between Registrant, Norwest
                  Investment Management, Inc. and Crestone Capital Management, Inc.
         (g)      Copy of Investment Subadvisory Agreement between Registrant, Norwest
                  Investment Management, Inc. and Peregrine Capital Management, Inc.
         (h)      Copy of Investment Subadvisory Agreement between Registrant, Norwest
                  Investment Management, Inc. and Galliard Capital Management, Inc.
         (i)      Copy of Investment Subadvisory Agreement between Registrant, Norwest
                  Investment Management, Inc. and United Capital Management.
         (j)      Copy of Investment Subadvisory Agreement between Registrant, Norwest
                  Investment Management, Inc. and Smith Asset Management Group.
(9)      (a)      Copy of the Administration Agreement between Registrant and Forum
                  Administrative Services, LLC.
         (b)      Copy of the Fund Portfolio and Unitholder Accounting Agreement between
                  Registrant and Forum Accounting Services, LLC.
(17)     Financial Data Schedule.
